As filed with the Securities and Exchange Commission on May 1, 2008

Registration Statement No. 333 -

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OCEANFREIGHT INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
OceanFreight Inc. 80 Kifissias Avenue Amaroussion 15125 Athens, Greece (30) 210 614 0283 (Address and telephone number of Registrant’s principal executive offices)	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to:
Gary J. Wolfe, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(4)	Proposed Maximum Aggregate Price Per Share(2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Shares, par value $ 0.01 per share (3)
Preferred Shares, par value $ 0.01 per share (3)
Debt Securities (3)(4)
Guarantees (5)
Warrants (6)
Purchase Contracts (7)
Units (8)
Total	$200,000,000	100%	$200,000,000	$8,000

(1)	Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $200,000,000.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.  Pursuant to General Instruction II(C) of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  In no event will the aggregate offering price of all securities sold by OceanFreight Inc. pursuant to this registration statement exceed $200,000,000.

(3)
Also includes such indeterminate amount of debt securities and number of preferred shares and common shares as may be issued upon conversion of or in exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities.

(4)
If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $200,000,000.

(5)
The debt securities may be guaranteed pursuant to guarantees by the subsidiaries of OceanFreight Inc.  No separate compensation will be received for the guarantees.  Pursuant to Rule 457(n), no separate fees for the guarantees are payable.

(6)	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices.
(7)	There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices.
(8)
There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices.  Units may consist of any combination of the securities registered hereunder.

      The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	Country of Incorporation	IRS Employer I.D. No.	Primary Standard Industrial Classification Code No.

Oceanship Owners Limited	Marshall Islands	N/A	4412
Oceanwealth Owners Limited	Marshall Islands	N/A	4412
Oceanventure Owners Limited	Marshall Islands	N/A	4412
Oceanresources Owners Limited	Marshall Islands	N/A	4412
Oceanstrength Owners Limited	Marshall Islands	N/A	4412
Oceanenergy Owners Limited	Marshall Islands	N/A	4412
Oceantrade Owners Limited	Marshall Islands	N/A	4412
Oceanprime Owners Limited	Marshall Islands	N/A	4412
Oceanclarity Owners Limited	Marshall Islands	N/A	4412
Kifissia Star Owners Inc.	Marshall Islands	N/A	4412
Oceanfighter Owners Inc.	Marshall Islands	N/A	4412

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 1, 2008

$200,000,000

OCEANFREIGHT INC.

Through this prospectus, we may periodically offer:

(1) our common shares,

(2) our preferred shares,

(3) our debt securities, which may be guaranteed by one or more of our subsidiaries,

(4) our warrants,

(5) our purchase contracts, and

(6) our units.

The aggregate offering price of all securities issued under this prospectus may not exceed $200,000,000.  The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

Our common shares are currently listed on the NASDAQ Global Market under the symbol “OCNF.”

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers.  The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

An investment in these securities involves risks.  See the section entitled “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2008

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY	2
RISK FACTORS	6
USE OF PROCEEDS	28
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	29
RATIO OF EARNINGS TO FIXED CHARGES	31
CAPITALIZATION	32
PLAN OF DISTRIBUTION	33
ENFORCEMENT OF CIVIL LIABILITIES	35
DESCRIPTION OF CAPITAL STOCK	36
DESCRIPTION OF PREFERRED SHARES	46
DESCRIPTION OF DEBT SECURITIES	46
DESCRIPTION OF WARRANTS	56
DESCRIPTION OF PURCHASE CONTRACTS	57
DESCRIPTION OF UNITS	57
EXPENSES	58
LEGAL MATTERS	58
EXPERTS	58
WHERE YOU CAN FIND ADDITIONAL INFORMATION	58

Unless otherwise indicated, all dollar references in this prospectus are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

This prospectus is part of a registration statement we filed with the Securities Exchange Commission, or Commission, using a shelf registration process.  Under the shelf registration process, we may sell the common shares, preferred shares, debt securities (and related guarantees), warrants, purchase contracts and units described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities.  The prospectus supplement may also add, update or change the information contained in this prospectus.  You should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus does not contain all the information provided in the registration statement we filed with the Commission.  For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information”.

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus.  As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.

Unless the context otherwise requires, as used in this prospectus, the terms “Company,” “we,” “us,” and “our” refer to OceanFreight Inc. and all of its subsidiaries.  “OceanFreight Inc.” refers only to OceanFreight Inc. and not its subsidiaries.

We use the term deadweight, or dwt, in describing the size of vessels. Dwt expressed in metric tons each of which is equivalent to 1,000 kilograms refers to the maximum weight of cargo and supplies that a vessel can carry.

Our Company

We are a Marshall Islands company with our principal executive offices located in Athens, Greece.  As of May 1, 2008, we own and operate, through our subsidiaries, a fleet of 11 vessels, consisting of eight Panamax drybulk carriers, one Capesize drybulk carrier, one Aframax tanker and one Suezmax tanker, with a total carrying capacity of 978,959 dwt.  The vessels in our fleet have an average age of approximately 12.4 years and except for the Suezmax, are all chartered under long term contracts expiring at various dates, the latest through 2012.

We operate a diversified fleet in order to capitalize on strong drybulk and tanker markets.  As of May 1, 2008, our fleet is comprised of the following vessels:

Vessel Name	Vessel Type	Year Built	Deadweight
			(in metric tons)
Drybulk Carriers
Trenton	Panamax	1995	75,264
Pierre	Panamax	1996	70,316
Austin	Panamax	1995	75,264
Juneau	Capesize	1990	149,495
Lansing	Panamax	1996	73,040
Helena	Panamax	1999	73,744
Topeka	Panamax	2000	74,710
Richmond	Panamax	1995	75,265
Augusta	Panamax	1996	69,053

Tanker Vessels
Pink Sands	Aframax	1993	93,723
Olinda	Suezmax	1996	149,085

We have contracted the day-to-day vessel management of our fleet, which includes performing the day-to-day operations and maintenance of that vessel to two management companies, which we refer to as our Fleet Managers, who are engaged under separate vessel management agreements directly by our respective wholly-owned subsidiaries. Eight of our vessels are managed by Wallem Ship Management Ltd., or Wallem, an unrelated third party technical and commercial management company and three vessels are managed by Cardiff Marine Inc., or Cardiff, a related party technical and commercial management company. We believe that our Fleet Managers maintain high standards of operation, vessel technical condition, safety and environmental protection and control operating expenses through comprehensive planned maintenance systems, preventive maintenance programs and by retaining and training qualified crew members. As a result, we believe our Fleet Managers have each established a reputation as efficient and dependable vessel operators. We further believe that the scale and scope of our Fleet Managers enable them to achieve significant economies of scale when procuring supplies and insurance. These economies of scale, as well as their ability to spread their operating costs over a larger number of vessels in conjunction with their cost containment programs, are expected to result in cost savings to us. We intend to rely on our Fleet Managers’ established operations to help us manage our growth without having to integrate additional resources since we will rely on their resources to manage additional vessels we may acquire in the future.

We are responsible for all commercial management decisions for our fleet. We use the global network of chartering brokers and industry contacts to provide us with information on charter markets and possible employment opportunities for our vessels. Our current fleet is presently operating under long term time charter agreements as follows:

Vessel Name	Charterer	Estimated Expiration of Charter	Gross Daily Rate
Trenton	Deiulemar Shipping S.p.A.	April 2010 to June 2010	26,000
Pierre	Magellano Marine C.V.	June 2010 to October 2010	23,000
Austin	Deiulemar Shipping S.p.A.	April 2010 to June 2010	26,000
Juneau	SK Shipping Europe LTD	September 2009 to October 2009	48,700
Lansing	Transbulk 1904 AB	May 2009 to September 2009	24,000
Helena	Express Sea Transport Corporation	June 2008 to August 2008	30,000
	Classic Maritime Inc. (next charterer for Helena)	April 2012 to December 2012	32,000
Topeka	D’Amato di Navigazione S.p.A.	October 2010 to May 2011	23,100
Richmond	Transbulk 1904 AB	December 2009 to April 2010	29,100
Pink Sands	Standard Tankers Bahamas Limited	December 2010 to January 2011	27,450
Augusta	D’Amato di Navigazione S.p.A.	November 2008 to January 2009	61,500
Olinda	Spot market	N/A	-

We believe these charters will provide us with stable cash flow and high vessel utilization rates and also limit our exposure to freight rate volatility. In addition, renewing our period charters at different times enables us to reduce our exposure to market conditions prevailing at any one time.

OceanFreight’s strategy and business model.

Our strategy is to be a reliable and responsible provider of seaborne transportation services and to manage and expand our company in a manner that we believe will enable us to pay attractive dividends to our shareholders and enhance shareholder value by increasing long term cash flow. We intend to realize these objectives by adhering to the following:

Strategic Fleet Expansion. We intend to grow our fleet using our management’s knowledge of the seaborne transportation industry to make accretive, timely and selective acquisitions of vessels in different sectors based on a number of financial and operational criteria. We will consider and analyze our expectation of fundamental developments in the particular industry sector, the level of liquidity in the resale and charter market, the cash flow earned by the vessel in relation to its value, its condition and technical specifications, expected remaining useful life, the credit quality of the charterer and duration and terms of charter contracts for vessels acquired with charters attached, as well as the overall diversification of our fleet and customers. We believe that secondhand vessels approximately in the middle of their useful economic life when operated in a cost efficient manner often provide better value to our shareholders and return on capital as compared with more expensive newer vessels.

Tailored Fleet Composition. Our fleet consists of nine drybulk carriers and two tankers. We primarily focus on the drybulk and tanker segments because the acquisition and employment contracts of these vessels satisfy our financial and operating criteria. As we grow our fleet over time, we intend to explore acquisitions in other seaborne transportation sectors, as opportunities arise, that meet our financial and operating criteria. We believe that monitoring developments in multiple sectors will position us to opportunistically select vessels in different sectors for acquisition and vessel employment opportunities as conditions in those sectors dictate. We also believe that this outlook enables us to lower our dependence on any one shipping sector as we seek to generate revenues and find attractive acquisition opportunities.

Fixed Rate Charters. We have entered into fixed rate period charters for all of the Panamax drybulk carriers and one of our tanker vessels with an average remaining term of approximately 22 months as of May 1, 2008. We believe these charters will provide us with stable cash flow and high vessel utilization rates and also limit our exposure to charter rate volatility. In the future we will continue to seek fixed rate period charter contracts for our vessels, which include time and bareboat charters, pursuant to which the charterer pays a fixed daily charter rate over a specified period of time. Period charter contracts may include profit sharing arrangements whereby we receive additional charter hire when spot charter rates exceed the fixed daily rate under the period charter. We may also enter into period charters that afford some exposure to the spot market through floating rate period charters where the daily charter rate fluctuates in line with spot rates but cannot fluctuate below a minimum rate, or floor, or above a maximum rate, or ceiling. We may enter into short-term spot charters or place our vessels in pools which enable participating vessels to combine revenues.

Staggered Charter Renewals. We will seek employment for our vessels based on our analysis and assessment of fundamental developments in each particular sector of the industry and the difference in rates for short, medium and long-term charters. Renewing our period charters at different times enables us to reduce our exposure to market conditions prevailing at any one time.

Diversified Charter Counterparties. Our nine drybulk carriers are chartered to six different charterers operating in the drybulk carrier sector and our Aframax tanker is also employed on a fixed-rate charter. We believe that chartering our vessels to a number of well established and reputable charterers, such as Standard Tankers Bahamas Limited, D’Amato Societa di Navigazione S.p.A., Transbulk 1904 AB, Magellanno Marine C.V., Deiulemar Shipping S.p.A., SK Shipping Europe Ltd. and Express Sea Transport Corporation, reduces counterparty risk. As we grow our fleet over time, we may invest in other seaborne transportation sectors and seek to further diversify the end-users of our vessels, thereby enhancing the overall credit quality of our charter portfolio.

Quality Fleet Managers. Our Fleet Managers have established a reputation in the international shipping industry for high standards of performance, reliability and safety. We believe that contracting fleet managers that have achieved this reputation will create greater opportunities for us to seek employment contracts with well established charterers, many of whom consider the reputation of the fleet manager when entering into charters. We believe we will derive important benefits from our Fleet Managers’ experience, which enables them to achieve significant economies of scale and scalability in areas such as crewing, supply procurement, and insurance which in addition to other benefits, are passed to us as the vessel owner. We intend to maintain the quality of our fleet through our Fleet Managers’

rigorous maintenance programs. We believe that owning a fleet of well-maintained vessels will enable us to operate our vessels with lower operating costs, maintain their resale value and secure employment for our vessels with high quality charterers.

Corporate Structure

OceanFreight Inc. was incorporated on September 11, 2006 under the laws of the Marshall Islands. Our principal executive offices are at 80 Kifissias Avenue, Athens 15125, Greece. Our telephone number at that address is +30 210 614 0283. On September 26, 2006, we issued 1,000 common shares, par value $0.01 per share, to Basset Holdings Inc., or Basset, a company controlled by Mr. Antonis Kandylidis, in exchange for a capital contribution of $500,000. Under our Amended and Restated Articles of Incorporation, these shares were converted into 1,000 subordinated shares. Also, on April 3, 2007, our board of directors declared, effective April 5, 2007, a stock split, in the form of a share dividend, in the ratio of 1,999:1 on our subordinated shares. Basset currently owns 2,000,000 subordinated shares which represents approximately 13.9% of our outstanding capital stock.

On April 2007 we completed our initial public offering in the United States under the United States Securities Act of 1993, as amended, the net proceeds of which amounted to $216.8 million.  The Company’s common shares are listed on the NASDAQ Global Market under the symbol “OCNF”.

Recent Developments

In its Form 20-F filing for the fiscal year ended December 31, 2007, the Company disclosed that its former President and Chief Executive Officer, Robert N. Cowen, had asserted a claim for breach of his employment agreement and for unidentified post-employment conduct by the Company.  Mr. Cowen sought an unspecified amount of payments, benefits, stock and damages, including but not limited to the vesting of 42,105 restricted subordinated shares of the Company and other payments under his employment agreement.  We refer you to the Company’s Form 20-F, Item 18.  On April 7, 2008, the Company and Mr. Cowen entered a settlement agreement resolving all claims.  We therefore consider the matter concluded.  In connection with that agreement, the company issued to Mr. Cowen 21,053 common shares in exchange for 21,053 restricted subordinated shares, plus an additional 52,105 common shares.  The related expense is estimated to be $1.1 million.  The company also granted to Mr. Cowen certain registration rights for 52,105 common shares owned by him.

On March 15, 2008, the Company provided a corporate guarantee to the owners of two newbuilding Aframax crude oil tankers to be delivered in 2009 that will be employed on bareboat charter to Cardiff for a period of five years at an average rate of $20,500 per day.  The Company received a counter guarantee from Cardiff guaranteeing to the Company the performance by Cardiff of its obligations under the bareboat charter agreement.  In consideration of such guarantee, the Company received from Cardiff an aggregate of $200,000.

In April 2008, we entered into a Stockholders Rights Agreement with American Stock Transfer & Trust Company, as Rights Agent, as of April 30, 2008. Under this Agreement, we declared a dividend payable of one preferred share purchase right, or Right, to purchase one one-thousandth of a share of the Company’s Series A Participating Preferred Stock for each outstanding share of OceanFreight Inc. Class A common stock, par value U.S.$0.01 per share. The Rights will separate from the common stock and become exercisable after (1) the 10th day after public announcement that a person or group acquires ownership of 20% or more of the company's common stock or (2) the 10th business day (or such later date as determined by the company’s board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 20% or more of the company's common stock. On the distribution date, each holder of a right will be entitled to purchase for $100 (the “Exercise Price”) a fraction (1/1000th) of one share of the company’s preferred stock which has similar economic terms as one share of common stock. If an acquiring person (an “Acquiring Person”) acquires more than 20% of the company's common stock then each holder of a right (except that Acquiring Person) will be entitled to buy at the exercise price, a number of shares of the company's common stock which has a market value of twice the exercise price. Any time after the date an Acquiring Person obtains more than 20% of the company's common stock and before that Acquiring Person acquires more than 50% of the company's outstanding common stock, the company may exchange each right owned by all other rights holders, in whole or in part, for one share of  the company's common stock. The rights expire on the earliest of (1) May 12, 2018 or (2) the exchange or redemption of the rights as described above. The company can redeem the rights at any time on or prior to the earlier of a public announcement that a person has acquired ownership of 20% or more of the company's common stock, or the expiration date. The terms of the rights and the Stockholders Rights Agreement may be amended without the consent of the rights holders at any time on or prior to the Distribution Date. After the Distribution Date, the terms of the rights and the Stockholders Rights Agreement may be amended to make changes that do not adversely affect the rights of the rights holders (other than the Acquiring Person). The rights do not have any voting rights. The rights have the benefit of certain customary anti-dilution protections.

The Securities We May Offer

We may use this prospectus to offer up to $200,000,000 of our:

•	common shares,

•	preferred shares,

•	debt securities,

•	warrants,

•	purchase contracts, and

•	units.

Our debt securities may be guaranteed pursuant to guarantees by our subsidiaries.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS

You should consider carefully the following factors, as well as the other information set forth in this prospectus, before making an investment decision.  You should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered thereby.  Some of the following risks relate principally to the industry in which we operate and our business in general.  Other risks relate principally to the securities market and ownership of our stock.  Any of the risk factors could significantly and negatively affect our business, financial condition or operating results and the trading price of our stock.  You could lose all or part of your investment.

Industry Specific Risk Factors

The seaborne transportation industry is cyclical and volatile, and this may lead to reductions in our charter rates, vessel values and results of operations.

The international seaborne transportation industry is both cyclical and volatile in terms of charter rates and profitability. The degree of charter rate volatility for vessels has varied widely. Fluctuations in charter rates result from changes in the supply and demand for vessel capacity which, in turn is affected by changes in supply and demand for types of cargo internationally carried at sea. For example, demand for drybulk carrier capacity is affected by demand for drybulk cargoes carried internationally at sea such as coal, iron ore and grains and minerals.  Demand for tanker capacity is affected by demand for oil and petroleum products and demand for container vessels is affected by demand for semi-finished and finished consumer and industrial products. The factors affecting the supply and demand for vessels are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable.

Additional factors that influence demand for vessel capacity include:

•	changes in the production of types of cargo such as energy resources, commodities, semi-finished and finished consumer and industrial products;

•	the location of regional and global production and manufacturing facilities;

•	the location of consuming regions for energy resources, commodities, semi-finished and finished consumer and industrial products;

•	the globalization of production and manufacturing;

•	actions taken by the Organization of the Petroleum Exporting Countries (OPEC) and major oil producers and refiners;

•	global and regional economic and political conditions;

•	developments in international trade;

•	changes in seaborne and other transportation patterns, including the distance cargo is transported by sea;

•	environmental and other regulatory developments;

•	currency exchange rates; and

•	weather.

Factors that influence the supply of vessel capacity include:

•	the number of newbuilding deliveries;

•	the scrapping rate of older vessels;

•	the price of steel;

•	changes in environmental and other regulations that may limit the useful lives of vessels;

•	the number of vessels that are out of service; and

•	port or canal congestion.

We anticipate that the future demand for our vessels and charter rates will be dependent upon continued economic growth in China, India and the rest of the world, seasonal and regional changes in demand and changes to the capacity of the world fleet. We believe the capacity of the world fleet is likely to increase and there can be no assurance that economic growth will continue at a rate sufficient to utilize this new capacity. Adverse economic, political, social or other developments could negatively impact charter rates and therefore have a material adverse effect on our business, results of operations and ability to pay dividends.

Charter rates in the seaborne transportation industry are at levels that remain high relative to historic levels and may decrease in the future, which may adversely affect our earnings and ability to pay dividends.

The industry’s current rates are at levels that remain high relative to historic levels in certain sectors. Charter rates for drybulk carriers, tankers and containers reached historically high levels at different times during the period between late 2004 and mid 2005 but declined in certain sectors significantly from these levels. Charter rates for drybulk carriers have increased in the second quarter of 2007 and are currently at historically high levels while charter rates for container vessels and tankers are below their historically high levels reached during the period between late 2004 and mid 2005. The decline, although significant in certain sectors, was to levels that remain high relative to historic levels. If the seaborne transportation industry, which has been highly cyclical, is depressed in the future when our charters expire or at a time when we may want to sell a vessel, our earnings and available cash flow may be adversely affected. We cannot assure you that we will be able to successfully charter our vessels in the future or renew our existing charters at rates sufficient to allow us to operate our business profitably, meet our obligations including payment of debt service to our lenders or to pay dividends to our shareholders. Our ability to renew the charters on our vessels on the expiration or termination of our current charters, or on vessels that we may acquire in the future, the charter rates payable under any replacement charters and vessel values will depend upon, among other things, economic conditions in the sectors in which our vessels operate at that time, changes in the supply and demand for vessel capacity and changes in the supply and demand for the seaborne transportation of energy resources, commodities, semi-finished and finished consumer and industrial products.

An over-supply of drybulk carrier and tanker capacity may lead to reductions in charter hire rates and profitability.

The market supply of drybulk carriers has been increasing to respond to increased demand for transportation of drybulk cargoes, and the number of drybulk carriers on order is near historic highs. The market supply of tankers is affected by a number of factors such as demand for energy resources, oil, and petroleum products, as well as strong overall economic growth in parts of the world economy including Asia. Factors that tend to decrease tanker supply include the conversion of tankers to non-tanker purposes and the phasing out of single hull tankers due to legislation and environmental concerns. We believe shipyards are expected to operate more or less at full capacity with their present orderbooks for both drybulk carriers and tankers. An over-supply of drybulk carrier or tanker capacity may result in a reduction of charter hire rates. If a reduction occurs, upon the expiration or termination of our vessels’ current charters, we may only be able to recharter our vessels at reduced or unprofitable rates or we may not be able to charter these vessels at all.

The market value of our vessels, which remains high relative to historic levels, may fluctuate significantly, and we may incur losses if we sell vessels following a decline in their market value.

Values for all sizes of drybulk carriers, tankers and container vessels are near historically high levels. If the seaborne transportation industry, which historically has been highly cyclical, does not maintain these high levels in the future the fair market value of our vessels will decline.

The fair market value of our vessels may increase and decrease depending on a number of factors including:

•	prevailing level of charter rates;

•	general economic and market conditions affecting the shipping industry;

•	types and sizes of vessels;

•	supply and demand for vessels;

•	other modes of transportation;

•	cost of newbuildings;

•	governmental or other regulations; and

•	technological advances.

In addition, as vessels grow older, they generally decline in value.

If the fair market value of our vessels declines, we may incur losses when we sell one or more of our vessels, which would adversely affect our business and financial condition, we may not be in compliance with certain provisions of our term loan and we may not be able to refinance our debt or obtain additional financing. If we sell any vessel at a time when vessel prices have fallen and before we have recorded an impairment adjustment to our financial statements, the sale may be at less than the vessel’s carrying amount on our financial statements, resulting in a loss and a reduction in earnings.

The seaborne transportation industry is highly competitive, and we may not be able to compete successfully for charters with new entrants or established companies with greater resources.

We employ our vessels in a highly competitive industry that is capital intensive and highly fragmented. Competition arises primarily from other vessel owners, some of whom have substantially greater resources than we do. Competition among vessel owners for the seaborne transportation of oil and petroleum products, commodities, semi-finished and finished consumer and industrial products can be intense and depends on the charter rate, location, size, age, condition and the acceptability of the vessel and its operators to the charterers. Due in part to the highly fragmented market, competitors with greater resources than we have could operate larger fleets than our fleet and, thus, may be able to offer lower charter rates or higher quality vessels than we are able to offer. If this were to occur, we may be unable to retain or attract new charterers.

An economic slowdown in the Asia Pacific region could have a material adverse effect on our business, financial condition and results of operations.

A significant number of the port calls made by the vessels in our fleet and vessels we may acquire in the future will involve the loading or discharging of energy resources, commodities, semi-finished and finished consumer and industrial products in ports in the Asia Pacific region. As a result, a negative change in economic conditions in any Asia Pacific country, particularly China, may have an adverse effect on our business, financial condition and results of operations, as well as our future prospects. In recent years, China has been one of the world’s fastest growing economies in terms of gross domestic product, which has had a significant impact on shipping demand. We cannot assure you that such growth will be sustained or that the Chinese economy will not experience slowing or even negative growth in the future. Moreover, any slowdown in the economies of the United States, the European Union or certain Asian countries may adversely affect economic growth in China and elsewhere. Our business, financial condition, results of operations, ability to pay dividends as well as our future prospects, will likely be materially and adversely affected by an economic downturn in any of these countries.

Changes in the economic and political environment in China and policies adopted by the government to regulate its economy may have a material adverse effect on our business, financial condition and results of operations.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in such respects as structure, government involvement, level of development, growth rate, capital reinvestment, allocation of resources, rate of inflation and balance of payments position. Prior to 1978, the Chinese economy was a planned economy. Since 1978, increasing emphasis has been placed on the utilization of market forces in the development of the Chinese economy. Annual and five year State Plans are adopted by the Chinese government in connection with the development of the economy. Although state-owned enterprises still account for a substantial portion of the Chinese industrial output, in general, the Chinese government is reducing the level of direct control that it exercises over the economy through State Plans and other measures. There is an increasing level of freedom and autonomy in areas such as allocation of resources, production, pricing and management and a gradual shift in emphasis to a “market economy” and enterprise reform. Limited price reforms were undertaken with the result that prices for certain commodities are principally determined by market forces. Many of the reforms are unprecedented or experimental and may be subject to revision, change or abolition based upon the outcome of such experiments. We cannot assure you that the Chinese government will continue to pursue a policy of economic reform. The level of imports to and exports from China could be adversely affected by changes to these economic reforms by the Chinese government, as well as by changes in political, economic and social conditions or other relevant policies of the Chinese government, such as changes in laws, regulations or export and import restrictions, all of which could adversely affect our business, operating results and financial condition.

Charter rates are subject to seasonal fluctuations, which may adversely affect our financial condition and ability to pay dividends.

Our fleet consists of nine drybulk carriers and two tanker vessels.  We employ all of our vessels on medium-to long-term time charters, except the Olinda, which is trading in the spot market.  We may, in the future, employ additional vessels in the spot market. Demand for vessel capacity has historically exhibited seasonal variations and, as a result, in charter rates. This seasonality may result in quarter-to-quarter volatility in our operating results for vessels trading in the spot market. The drybulk sector is typically stronger in the fall and winter months in anticipation of increased consumption of coal and other raw materials in the northern hemisphere during the winter months. As a result, our revenues from our drybulk carriers may be weaker during the fiscal quarters ended June 30 and September 30, and, conversely, our revenues from our drybulk carriers may be stronger in fiscal quarters ended December 31 and March 31. The tanker sector is also typically stronger in the fall and winter months in anticipation of increased consumption of oil and petroleum products in the northern hemisphere during the winter months. As a result, our revenues from tankers may be weaker during the fiscal quarters ended June 30 and September 30, and, conversely, revenues may be stronger in fiscal quarters ended December 31 and March 31. If we acquire container vessels in the future we will be subject to seasonal trends in the container vessel sector as follows: seasonal trends in the container sector are driven by the import patterns of manufactured goods and refrigerated cargoes by major importers, such as the United States, Europe, Japan and others. The volume of containerized trade is usually higher in the fall in preparation for the holiday season. During this period, container shipping rates are higher, and as a result, the charter rates for containerships are higher. Seasonality in the sectors in which we operate could materially affect our operating results and cash available for dividends in the future.

We are subject to complex laws and regulations, including environmental regulations that can adversely affect the cost, manner or feasibility of doing business.

Our operations are subject to numerous laws and regulations in the form of international conventions and treaties, national, state and local laws and national and international regulations in force in the jurisdictions in which our vessels operate or are registered, which can significantly affect the ownership and operation of our vessels. These requirements include, but are not limited to, the U.S. Oil Pollution Act of 1990, or OPA, the International Convention on Civil Liability for Oil Pollution Damage of 1969, the International Convention for the Prevention of Pollution from Ships, the International Maritime Organization, or IMO, International Convention for the Prevention of Marine Pollution of 1973, the IMO International Convention for the Safety of Life at Sea of 1974, the International Convention on Load Lines of 1966 and the U.S. Marine Transportation Security Act of 2002. Compliance with such laws, regulations and standards, where applicable, may require installation of costly equipment or operational changes and may affect the resale value or useful lives of our vessels. We may also incur additional costs in order to comply with other existing and future regulatory obligations, including, but not limited to, costs relating to air emissions, the management of ballast waters, maintenance and inspection, elimination of tin-based paint, development and implementation of emergency procedures and insurance coverage or other financial assurance of our ability to address pollution incidents. These costs could have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to pay dividends. A failure to comply with applicable laws and regulations may result in administrative and civil penalties, criminal sanctions or the suspension or termination of our operations. Environmental laws often impose strict liability for remediation of spills and releases of oil and hazardous substances, which could subject us to liability without regard to whether we were negligent or at fault. Under OPA, for example, owners, operators and bareboat charterers are jointly and severally strictly liable for the discharge of oil within the 200-mile exclusive economic zone around the United States. An oil spill could result in significant liability, including fines, penalties and criminal liability and remediation costs for natural resource damages under other federal, state and local laws, as well as third-party damages. We are required to satisfy insurance and financial responsibility requirements for potential oil (including marine fuel) spills and other pollution incidents. Although we have arranged insurance to cover certain environmental risks, there can be no assurance that such insurance will be sufficient to cover all such risks or that any claims will not have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to pay dividends.

We are subject to international safety regulations and the failure to comply with these regulations may subject us to increased liability, may adversely affect our insurance coverage and may result in a denial of access to, or detention in, certain ports.

The operation of our vessels is affected by the requirements set forth in the IMO, International Management Code for the Safe Operation of Ships and Pollution Prevention, or ISM Code.  The ISM Code requires shipowners, ship managers and bareboat charterers to develop and maintain an extensive "Safety Management System" that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies.  The failure of a shipowner or bareboat charterer to comply with the ISM Code may subject it to increased liability, may invalidate existing insurance or decrease available insurance coverage for the affected vessels and may result in a denial of access to, or detention in, certain ports.  As of the date of this annual report, each of our vessels is ISM code-certified.

Our vessels may suffer damage due to the inherent operational risks of the seaborne transportation industry and we may experience unexpected dry-docking costs, which may adversely affect our business and financial condition.

Our vessels and their cargoes will be at risk of being damaged or lost because of events such as marine disasters, bad weather, business interruptions caused by mechanical failures, grounding, fire, explosions and collisions, human error, war, terrorism, piracy and other circumstances or events. These hazards may result in death or injury to persons, loss of revenues or property, environmental damage, higher insurance rates, damage to our customer relationships, delay or rerouting. If our vessels suffer damage, they may need to be repaired at a dry-docking facility. The costs of dry-dock repairs are unpredictable and may be substantial. We may have to pay dry-docking costs that our insurance does not cover in full. The loss of earnings while these vessels are being repaired and repositioned, as well as the actual cost of these repairs, would decrease our earnings. In addition, space at dry-docking facilities is sometimes limited and not all dry-docking facilities are conveniently located. We may be unable to find space at a suitable dry-docking facility or our vessels may be forced to travel to a dry-docking facility that is not conveniently located to our vessels’ positions. The loss of earnings while these vessels are forced to wait for space or to steam to more distant dry-docking facilities would decrease our earnings.

Our insurance may not be adequate to cover our losses that may result from our operations due to the inherent operational risks of the seaborne transportation industry.

We carry insurance to protect us against most of the accident-related risks involved in the conduct of our business, including marine hull and machinery insurance, protection and indemnity insurance, which includes pollution risks, crew insurance and war risk insurance. However, we may not be adequately insured to cover losses from our operational risks, which could have a material adverse effect on us.  Additionally, our insurers may refuse to pay particular claims and our insurance may be voidable by the insurers if we take, or fail to take, certain action, such as failing to maintain certification of our vessels with applicable maritime regulatory organizations. Any significant uninsured or under-insured loss or liability could have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to pay dividends. In addition, we may not be able to obtain adequate insurance coverage at reasonable rates in the future during adverse insurance market conditions.

As a result of the September 11, 2001 attacks, the U.S. response to the attacks and related concern regarding terrorism, insurers have increased premiums and reduced or restricted coverage for losses caused by terrorist acts generally. Accordingly, premiums payable for terrorist coverage have increased substantially and the level of terrorist coverage has been significantly reduced.

In addition, we may not carry loss-of-hire insurance, which covers the loss of revenue during extended vessel off-hire periods, such as those that occur during an unscheduled dry-docking due to damage to the vessel from accidents. Accordingly, any loss of a vessel or extended vessel off-hire, due to an accident or otherwise, could have a material adverse effect on our business, results of operations and financial condition and our ability to pay dividends to our shareholders.

We may be subject to calls because we obtain some of our insurance through protection and indemnity associations.

We may be subject to increased premium payments, or calls, in amounts based on our claim records and the claim records of our fleet managers as well as the claim records of other members of the protection and indemnity associations through which we receive insurance coverage for tort liability, including pollution-related liability. In addition, our protection and indemnity associations may not have enough resources to cover claims made against them. Our payment of these calls could result in significant expense to us, which could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends.

Labor interruptions could disrupt our business.

Our vessels are manned by masters, officers and crews that are employed by our shipowning subsidiaries. If not resolved in a timely and cost-effective manner, industrial action or other labor unrest could prevent or hinder our operations from being carried out normally and could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends.

Increased inspection procedures, tighter import and export controls and new security regulations could increase costs and disrupt our business.

International shipping is subject to various security and customs inspection and related procedures in countries of origin and destination and trans-shipment points. Inspection procedures can result in the seizure of the cargo and contents of our vessels, delays in the loading, offloading or delivery and the levying of customs duties, fines or other penalties against us.

International container shipping is subject to additional security and customs inspection and related procedures in countries of origin, destination and trans-shipment points. Since the events of September 11, 2001, U.S. authorities have increased container inspection rates. Government investment in non-intrusive container scanning technology has grown, and there is interest in electronic monitoring technology, including so-called “e-seals” and “smart” containers that would enable remote, centralized monitoring of containers during shipment to identify tampering with or opening of the containers, along with potentially measuring other characteristics such as temperature, air pressure, motion, chemicals, biological agents and radiation.

It is unclear what changes, if any, to the existing security procedures will ultimately be proposed or implemented, or how any such changes will affect the container shipping industry. These changes have the potential to impose additional financial and legal obligations on carriers and, in certain cases, to render the shipment of certain types of goods by container uneconomical or impractical. These additional costs could reduce the volume of goods shipped in containers, resulting in a decreased demand for container vessels. In addition, it is unclear what financial costs any new security procedures might create for container vessel owners, or whether companies responsible for the global traffic of containers at sea, referred to as container line operators, may seek to pass on certain of the costs associated with any new security procedures to vessel owners. We may acquire container vessels in the future and any such changes or developments may have a material adverse effect on our business, financial condition, results of operations and ability to pay dividends.

Maritime claimants could arrest our vessels, which would interrupt our business.

Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against that vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lien holder may enforce its lien by arresting a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels could interrupt our business or require us to pay large sums of funds to have the arrest lifted, which would have a negative effect on our cash flows.

In addition, in some jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. Claimants could try to assert “sister ship” liability against one vessel in our fleet for claims relating to another of our ships.

Governments could requisition our vessels during a period of war or emergency, resulting in loss of earnings.

A government could requisition for title or seize our vessels. Requisition for title occurs when a government takes control of a vessel and becomes the owner. Also, a government could requisition our vessels for hire. Requisition for hire occurs when a government takes control of a vessel and effectively becomes the charterer at dictated charter rates. Generally, requisitions occur during a period of war or emergency. Government requisition of one or more of our vessels may negatively impact our business, financial condition, results of operations and ability to pay dividends.

Terrorist attacks and international hostilities can affect the seaborne transportation industry, which could adversely affect our business.

We conduct most of our operations outside of the United States, and our business, results of operations, cash flows, financial condition and ability to pay dividends may be adversely affected by changing economic, political and government conditions in the countries and regions where our vessels are employed or registered. Moreover, we operate in a sector of the economy that is likely to be adversely impacted by the effects of political instability, terrorist or other attacks, war or international hostilities. Terrorist attacks such as the attacks on the United States on September 11, 2001, the bombings in Spain on March 11, 2004 and in London on July 7, 2005 and the continuing response of the United States to these attacks, as well as the threat of future terrorist attacks, continue to contribute to world economic instability and uncertainty in global financial markets. Future terrorist attacks could result in increased volatility of the financial markets in the United States and globally and could result in an economic recession in the United States or the world. These uncertainties could also adversely affect our ability to obtain additional financing on terms acceptable to us or at all.

In the past, political conflicts have also resulted in attacks on vessels, such as the attack on the M/T Limburg in October 2002, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea. Any of these occurrences could have a material adverse impact on our business, financial condition, results of operations and ability to pay dividends.

Company Specific Risk Factors

We are a newly formed company with a limited history of operations.

We are a newly formed company and have a limited performance record and operating history and limited historical financial statements upon which you can evaluate our operations or our ability to implement and achieve our business strategy. We cannot assure you that we will be successful in implementing our business strategy.

We cannot assure you that we will pay dividends.

There can be no assurance that dividends will be paid in the anticipated amounts and frequency set forth in this annual report or at all. Our policy is to declare quarterly dividends to shareholders each February, May, August and November. However, we may incur other expenses or liabilities that would reduce or eliminate the cash available for distribution as dividends, including as a result of the risks described in this section of the prospectus. Our credit agreements may also prohibit our declaration and payment of dividends under some circumstances. Under our senior secured credit facility we are prohibited from paying dividends if certain events of default have occurred or will occur. We may also enter into new financing or other agreements that will restrict our ability to pay dividends.

In addition, the declaration and payment of dividends is subject at all times to the discretion of our board of directors. The timing and amount of dividends depend on our earnings, financial condition, cash requirements and availability, fleet renewal and expansion, restrictions in our credit agreements, the provisions of Marshall Islands law affecting the payment of dividends and other factors. Marshall Islands law generally prohibits the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent upon the payment of such dividends. However, where there is no surplus, dividends may be declared or paid out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year.

We are a holding company, and we will depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations or to make dividend payments.

We are a holding company and our subsidiaries, which are all wholly-owned by us either directly or indirectly, conduct all of our operations and own all of our operating assets. We have no significant assets other than the equity interests in our wholly-owned subsidiaries. As a result, our ability to make dividend payments depends on our subsidiaries and their ability to distribute funds to us. If we are unable to obtain funds from our subsidiaries, our board of directors may exercise its discretion not to pay dividends. We and our subsidiaries are permitted to pay dividends under our senior secured credit facility only for so long as we are in compliance with all applicable financial covenants, terms and conditions. In addition, we and our subsidiaries are subject to limitations on the payment of dividends under Marshall Islands laws discussed above.

Obligations associated with being a public company require significant company resources and management attention.

We completed our initial public offering in April 2007 and are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the other rules and regulations of the SEC, including the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting. If we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We will continue to need to dedicate a significant amount of time and resources to ensure compliance with these regulatory requirements.

We will continue to work with our legal, accounting and financial advisors to identify any areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. We will evaluate areas such as corporate governance, corporate control, internal audit, disclosure controls and procedures as well as financial reporting and accounting systems. We will make changes in any of these and other areas, including our internal control over financial reporting, which we believe are necessary. However, these and other measures we may take may not be sufficient to allow us to satisfy our obligations as a public company on a timely and reliable basis. In addition, compliance with reporting and other requirements applicable to public companies will create additional costs for us and will require the time and attention of management. Our limited management resources may exacerbate the difficulties in complying with these reporting and other requirements while focusing on executing our business strategy. We cannot predict or estimate the amount of the additional costs we may incur, the timing of such costs or the degree of impact that our management’s attention to these matters will have on our business.

We intend to expand our operations into other sectors and own and operate a diversified fleet of vessels which will expose us to a greater number of risks.

Our fleet is comprised of nine secondhand drybulk carriers that mainly transport iron ore, coal, grains and minerals, fertilizers and two secondhand tanker vessels that transport crude oil. We intend to grow our fleet and expand our operations into other sectors. Operating a diversified fleet of vessels as opposed to a fleet concentrated in one sector of the seaborne transportation industry requires expertise in multiple sectors and the ability to avoid a greater variety of vessel management risks in order to maintain effective operations. We have selected fleet managers for vessels operating in a certain sector based on the expertise of the particular fleet manager in managing vessels in that sector. Wallem Ship Management Ltd., or Wallem, provides vessel management services to us for our eight Panamax drybulk carriers.  Cardiff Marine Inc., or Cardiff, provides vessel management services to us for our Capesize drybulk carrier and our two tanker vessels.  We refer to Cardiff and Wallem collectively as our Fleet Managers.  We cannot assure you that we or our Fleet Managers will have the requisite expertise to address the greater variety of vessel management risks to which we expect to be exposed as we expand into other sectors.

We are entirely dependent on our Fleet Managers to perform the day-to-day management of our fleet.

Our executive management team consists of our Chief Executive Officer/interim Chief Financial Officer, our Chief Operating Officer and our Chief Accounting Officer and Treasurer. We have entered into an interim management agreement with Cardiff for certain services for an initial period while our senior executive officers establish our internal systems and procedures. As we subcontract the day-to-day vessel management of our fleet, including crewing, maintenance and repair to our Fleet Managers, we are dependent on our Fleet Managers and the loss of any of our Fleet Managers’ services or failure to perform obligations to us could materially and adversely affect the results of our operations. Although we may have rights against a Fleet Manager if it defaults on its obligations to us, you will have no recourse directly against a Fleet Manager. Further, we expect that we will need to seek approval from our lenders to change a Fleet Manager. If a Fleet Manager suffers material damage to its reputation or relationships it may harm our ability to:

•	continue to operate our vessels and service our customers;

•	renew existing charters upon their expiration;

•	obtain new charters;

•	obtain financing on commercially acceptable terms;

•	obtain insurance on commercially acceptable terms;

•	maintain satisfactory relationships with our customers and suppliers; and

•	successfully execute our growth strategy.

Our Fleet Managers are privately held companies and there may be limited or no publicly available information about them.

Our Fleet Managers, Cardiff Marine Inc. and Wallem Shipmanagement Ltd. are privately held companies. The ability of our Fleet Managers to continue providing services for our benefit will depend in part on their own financial strength. Circumstances beyond our control could impair one or more of our Fleet Managers’ financial strength, and there may be limited publicly available information about their financial strength. As a result, an investor in our common shares might have little advance warning of problems affecting our Fleet Managers, even though these problems could have a material adverse effect on us.

Two of our directors have relationships with Cardiff which may create conflicts of interest.

For a period of 12 months following our initial public offering, we will rely on Cardiff for interim management services related to taking delivery of our fleet and the commencement of our operations. We expect to extend our interim management services agreement with Cardiff for an additional six months. Cardiff is owned by a company controlled by Mrs. Chryssoula Kandylidis, who is the wife of one of our directors, Konstandinos Kandylidis, and is the mother of our Chief Executive Officer/interim Chief Financial Officer, Antonis Kandylidis, and by the Entrepreneurial Spirit Foundation, or the Foundation, which is controlled by Mr. George Economou. Mrs. Chryssoula Kandylidis is the sister of Mr. Economou. These responsibilities and relationships could create conflicts of interest between us, on the one hand, and Cardiff, on the other hand. These conflicts may arise in connection with services performed for us by Cardiff under the interim management agreement versus services performed by other companies affiliated with Cardiff and Mr. Economou. In particular, Cardiff may give preferential treatment to vessels that are beneficially owned by other parties because Mr. Economou and members of his family may receive greater economic benefits.

Our Fleet Managers may have conflicts of interest between us and other clients of our Fleet Managers.

We have subcontracted the day-to-day technical management of our fleet, including crewing, maintenance, supply provisioning and repair to our Fleet Managers. Our contracts with our Fleet Managers have an initial term of one year which will automatically extend for successive one year terms, unless, in each case, at least two months’ advance notice of termination is given by either party. Our Fleet Managers will be providing similar services for vessels owned by other shipping companies including companies with which they are affiliated. These responsibilities and relationships could create conflicts of interest between our Fleet Managers’ performance of their obligations to us, on the one hand, and our Fleet Managers’ performance of their obligations to their other clients on the other hand. These conflicts may arise in connection with the crewing, supply provisioning and operations of the vessels in our fleet versus vessels owned by other clients of our Fleet Managers. In particular, our Fleet Managers may give preferential treatment to vessels owned by other clients whose arrangements provide for greater economic benefit to our Fleet Managers. These conflicts of interest may have an adverse effect on our results of operations.

Companies affiliated with Cardiff own and will acquire vessels that compete with our fleet.

We entered into an interim management agreement with Cardiff to provide us with certain services for a period of six months following our initial public offering, which agreement has been extended for up to an additional six months. In addition, Cardiff, a company beneficially owned by the uncle of our Chief Executive Officer and wife of one of our directors, Mr. Konstandinos Kandylidis, currently manages 38 drybulk carriers for DryShips Inc. and also manages 20 tankers and 14 drybulk carriers and supervises the construction of 16 crude oil tankers and 18 drybulk carriers with scheduled delivery dates between 2007 and 2010 on behalf of companies controlled by members of the Economou family. Moreover, Mr. Economou, members of his family and companies affiliated with Cardiff own and will acquire additional vessels in the future. These vessels could be in competition with our fleet. Cardiff may be faced with conflicts of interest with respect to its interests and its obligations to us.

We will not be able to take advantage of favorable opportunities in the current spot market with respect to vessels employed on medium- to long-term time charters.

Ten of our eleven vessels are employed under medium- to long-term time charters, with expiration dates ranging from June 2008 to December 2012 representing a fleet average remaining term of approximately 22 months as of May 1, 2008. Although medium- and long-term time charters provide relatively steady streams of revenue, vessels committed to medium- and long-term charters may not be available for spot voyages during periods of increasing charter hire rates, when spot voyages may be more profitable.

Our earnings may be adversely affected if we do not successfully employ our vessels.

Our strategy is to employ our vessels on fixed rate period charters. While current charter rates are high relative to historical rates, the charter market is volatile, and in the past, charter rates for vessels have declined below operating costs of vessels. If our vessels become available for employment in the spot market or under new period charters during periods when charter rates have fallen, we may have to employ our vessels at depressed charter rates which would lead to reduced or volatile earnings. We cannot assure you that future charter rates will be at a level that will enable us to operate our vessels profitably or to pay dividends or repay our debt.

We may be unable to effectively manage our growth.

We intend to continue to grow our fleet. Our growth will depend on:

•	locating and acquiring suitable vessels;

•	identifying and consummating acquisitions or joint ventures;

•	obtaining required financing;

•	integrating any acquired business successfully with our existing operations;

•	enlarging our customer base;

•	hiring additional shore-based employees and seafarers; and

•	managing our expansion.

We intend to finance our growth with the net proceeds of future debt and equity offerings. Growing any business by acquisition presents numerous risks such as undisclosed liabilities and obligations, difficulty in obtaining additional qualified personnel and managing relationships with customers and suppliers and integrating newly acquired operations into existing infrastructures. The expansion of our fleet may impose significant additional responsibilities on our management and staff, and the management and staff of our Fleet Managers, and may necessitate that we, and they, increase the number of personnel. We cannot give any assurance that we will be successful in executing our growth plans or that we will not incur significant expenses and losses in connection therewith.

If our Fleet Managers are unable to recruit suitable seafarers for our fleet or as we expand our fleet, our results of operations may be adversely affected.

We rely on our Fleet Managers to recruit suitable senior officers and crews for our fleet. In addition, as we expand our fleet, we will have to rely on our Fleet Managers to recruit suitable additional seafarers. We cannot assure you that our Fleet Managers will be able to continue to hire suitable employees as we expand our fleet. If our Fleet Managers’ crewing agents encounter business or financial difficulties, they may not be able to adequately staff our vessels. The seafarers who are employed on the ships in our fleet are covered by industry-wide collective bargaining agreements that set basic standards. We cannot assure you that these agreements will prevent labor interruptions. If our Fleet Managers are unable to recruit suitable seafarers as we expand our fleet, our business, results of operations, cash flows and financial condition and our ability to pay dividends may be materially adversely affected.

The operation of drybulk carriers and tankers each involve certain unique operational risks.

The operation of drybulk carriers has certain unique operational risks. With a drybulk carrier, the cargo itself and its interaction with the ship can be a risk factor. By their nature, drybulk cargoes are often heavy, dense, easily shifted, and react badly to water exposure. In addition, drybulk carriers are often subjected to battering treatment during unloading operations with grabs, jackhammers (to pry encrusted cargoes out of the hold), and small bulldozers. This treatment may cause damage to the drybulk carrier. Drybulk carriers damaged due to treatment during unloading procedures may be more susceptible to a breach to the sea. Hull breaches in drybulk carriers may lead to the flooding of their holds. If a drybulk carrier suffers flooding in its forward holds, the bulk cargo may become so dense and waterlogged that its pressure may buckle the drybulk carrier’s bulkheads leading to the loss of the drybulk carrier.

The operation of tankers has unique operational risks associated with the transportation of oil.  An oil spill may cause significant environmental damage, and a catastrophic spill could exceed the insurance coverage available.  Compared to other types of vessels, tankers are exposed to a higher risk of damage and loss by fire, whether ignited by a terrorist attack, collision, or other cause, due to the high flammability and high volume of the oil transported in tankers.

If we are unable to adequately maintain or safeguard our vessels we may be unable to prevent these events. Any of these circumstances or events could negatively impact our business, financial condition, results of operations and ability to pay dividends. In addition, the loss of any of our vessels could harm our reputation as a safe and reliable vessel owner and operator.

We may be unable to attract and retain key senior management personnel and other employees in the seaborne transportation industry, which may negatively affect the effectiveness of our management and our results of operations.

Our success depends upon our ability to hire and retain key members of our senior management team. The loss of any of these individuals could adversely affect our business prospects and financial condition. Difficulty in hiring and retaining personnel could adversely affect our business, results of operations and ability to pay dividends. We do not intend to maintain “key man” life insurance on any of our officers.

Our executive officers could receive substantial sums based on payments on our dividend participation rights if our quarterly dividends to our shareholders are increased, reducing the amount of cash that would otherwise have been available for increased dividends to our common and subordinated shareholders. Our Equity Incentive Plan provides for the award of dividend participation rights.  If our board of directors determines to award such dividend participation rights, our executive officers would have the right to receive payments on our dividend participation rights in respect of incremental dividends.  These payments will reduce the amount of cash which would otherwise have been available to increase the amount to be paid as dividends to our shareholders or to repay our debt.

Purchasing and operating previously owned, or secondhand, vessels may result in increased drydocking costs and vessels off-hire, which could adversely affect our earnings.

Even following a physical inspection of secondhand vessels prior to purchase, we do not have the same knowledge about their condition and cost of any required (or anticipated) repairs that we would have had if these vessels had been built for and operated exclusively by us. Accordingly, we may not discover defects or other problems with such vessels prior to purchase. Defects or problems discovered after purchase may be expensive to repair, and if not detected, may result in accidents or other incidents for which we may become liable to third parties. Generally, we do not receive the benefit of warranties on secondhand vessels. Increased drydocking costs or vessels off-hire may adversely affect our earnings.

The aging of our fleet may result in increased operating costs in the future, which could adversely affect our earnings.

In general, the costs to maintain a vessel in good operating condition increase with the age of the vessel. Our current fleet has an average age of 12.4 years. Older vessels are typically less fuel-efficient and more costly to maintain than more recently constructed vessels due to improvements in engine technology. Cargo insurance rates increase with the age of a vessel, making older vessels less desirable to charterers. Governmental regulations, safety or other equipment standards related to the age of vessels may require expenditures for alterations or the addition of new equipment, to our vessels and may restrict the type of activities in which our vessels may engage. We cannot assure you that, as our vessels age, market conditions will justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives.

Unless we set aside reserves or are able to borrow funds for vessel replacement, at the end of a vessel's useful life our revenue will decline, which would adversely affect our business, results of operations and financial condition.

Unless we maintain reserves or are able to borrow or raise funds for vessel replacement we will be unable to replace the vessels in our fleet upon the expiration of their remaining useful lives, which we expect to range from 25 years to 30 years, depending on the type of vessel. Our cash flows and income are dependent on the revenues earned by the chartering of our vessels to customers. If we are unable to replace the vessels in our fleet upon the expiration of their useful lives, our business, results of operations, financial condition and ability to pay dividends will be materially and adversely affected. Any reserves set aside for vessel replacement may not be available for dividends.

Rising fuel prices may adversely affect our profits.

The cost of fuel is a significant factor in negotiating charter rates. As a result, an increase in the price of fuel beyond our expectations may adversely affect our profitability for vessels trading in the spot market. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geo-political developments, supply and demand for oil, actions by members of OPEC and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns and regulations.

Investment in derivative instruments such as freight forward agreements could result in losses.

From time to time, we may take positions in derivative instruments including freight forward agreements or FFAs. FFAs and other derivative instruments may be used to hedge a vessel owner’s exposure to the charter market by providing for the sale of a contracted charter rate along a specified route and period of time. Upon settlement, if the contracted charter rate is less than the average of the rates, as reported by an identified index, for the specified route and time period, the seller of the FFA is required to pay the buyer an amount equal to the difference between the contracted rate and the settlement rate, multiplied by the number of days in the specified period. Conversely, if the contracted rate is greater than the settlement rate, the buyer is required to pay the seller the settlement sum. If we take positions in FFAs or other derivative instruments and do not correctly anticipate charter rate movements over the specified route and time period, we could suffer losses in the settling or termination of the FFA. This could adversely affect our results of operation and cash flow.

We will depend upon a few significant customers for a large part of our revenues and the loss of one or more of these customers could adversely affect our financial performance.

We expect to derive a significant part of our revenue from a small number of customers. Ten of our eleven vessels are employed under fixed rate period charters to seven customers. If one or more of these customers is unable to perform under one or more charters with us and we are not able to find a replacement charter, or if a customer exercises certain rights to terminate the charter, we could suffer a loss of revenues that could materially adversely affect our business, financial condition, results of operations and cash available for distribution as dividends to our shareholders.

We could lose a customer or the benefits of a time charter if, among other things:

•	the customer fails to make charter payments because of its financial inability, disagreements with us or otherwise;

•
the customer terminates the charter because we fail to deliver the vessel within a fixed period of time, the vessel is lost or damaged beyond repair, there are serious deficiencies in the vessel or prolonged periods of off-hire, default under the charter; or

•	the customer terminates the charter because the vessel has been subject to seizure for more than a specified number of days.

If we lose a key customer, we may be unable to obtain charters on comparable terms or may become subject to the volatile spot market, which is highly competitive and subject to significant price fluctuations. The loss of any of our customers, time charters or vessels, or a decline in payments under our charters, could have a material adverse effect on our business, results of operations and financial condition and our ability to pay dividends.

A decline in the market value of our vessels could lead to a default under our senior secured credit facility and the loss of our vessels through foreclosure.

If the market value of our fleet declines, we may not be in compliance with certain provisions of our senior secured credit facility, which is secured by the vessels in our fleet and we may not be able to refinance our debt or obtain additional financing. If we are unable to pledge additional collateral, our lenders could accelerate our debt and foreclose on our fleet.

For example, if the market value of the vessels financed under our senior secured credit facility declines below approximately 140% of the aggregate amount outstanding under our senior secured credit facility, we will not be in compliance with certain debt covenants, and we may not be able to refinance our debt or obtain additional financing. We expect that the market value of our fleet will be above the minimum market value required by our senior secured credit facility. However, should our charter rates or vessel values materially decline in the future due to any of the reasons discussed in the risk factors set forth above or otherwise, we may be required to take action to reduce our debt or to act in a manner contrary to our business objectives to meet these ratios and satisfy these provisions. Events beyond our control, including changes in the economic and business conditions in the shipping sectors in which we operate, may affect our ability to comply with these covenants. We cannot assure you that we will satisfy this requirement or that our lenders will waive any failure to do so.

We cannot assure you that we will be able to borrow amounts under our senior secured credit facility and restrictive covenants in our senior secured credit facility may impose financial and other restrictions on us.

Our ability to borrow amounts under our senior secured credit facility will be subject to the satisfaction of customary conditions precedent and compliance with terms and conditions included in the loan documents. Prior to each drawdown, we will be required, among other things, to provide the lender with acceptable valuations of the vessels in our fleet confirming that they are sufficient to satisfy minimum security requirements. To the extent that we are not able to satisfy these requirements, including as a result of a decline in the value of our vessels, we may not be able to drawdown the full amount under our senior secured credit facility without obtaining a waiver or consent from the lender. We will also not be permitted to borrow amounts under the facility if we experience a change of control.

Our senior secured credit facility also imposes operating and financial restrictions on us. These restrictions may limit our ability to, among other things:

•	incur additional indebtedness, including through the issuance of guarantees;

•	create or permit liens on our assets;

•	sell our vessels or the capital stock of our subsidiaries;

•	make investments;

•	change the flag or classification society of our vessels;

•	pay dividends (as described under “We cannot assure you that we will pay dividends”);

•	make capital expenditures;

•	compete effectively to the extent our competitors are subject to less onerous financial restrictions; and

•	change the management of our vessels or terminate or materially amend the management agreement relating to each vessel.

These restrictions could limit our ability to finance our operations or capital needs, make acquisitions or pursue available business opportunities. In addition, our senior secured credit facility will require us to maintain specified financial ratios and satisfy financial covenants. We expect to be able to comply with all of these specified financial ratios and financial covenants.  However, should our charter rates or vessel values materially decline in the future due to any of the reasons discussed in the industry specific risk factors set forth above or otherwise, we may be required to take action to reduce our debt or to act in a manner contrary to our business objectives to meet these ratios and satisfy these covenants. Events beyond our control, including changes in the economic and business conditions in the shipping markets in which we operate, may affect our ability to comply with these covenants. We cannot assure you that we will meet these ratios or satisfy these covenants or that our lenders will waive any failure to do so. A breach of any of the covenants in, or our inability to maintain the required financial ratios under, our senior secured credit facility would prevent us from borrowing additional money under this facility and could result in a default under the senior secured credit facility. If a default occurs under our term loan, the lenders could elect to declare the outstanding debt, together with accrued interest and other fees, to be immediately due and payable and proceed against the collateral securing that debt, which could constitute all or substantially all of our assets.

Therefore, our discretion is limited because we may need to obtain consent from our lenders in order to engage in certain corporate actions. Our lenders’ interests may be different from ours, and we cannot guarantee that we will be able to obtain our lenders’ consent when needed. This may prevent us from taking actions that are in our best interest.

Our ability to obtain additional debt financing may be dependent on the performance of our then existing charters and the creditworthiness of our charterers.

The actual or perceived credit quality of our charterers, and any defaults by them, may materially affect our ability to obtain the additional capital resources required to purchase additional vessels or may significantly increase our costs of obtaining such capital. Our inability to obtain additional financing at anticipated costs or at all may materially affect our results of operation and our ability to implement our business strategy.

We cannot assure you that we will be able to refinance any indebtedness incurred under our senior secured credit facility.

We have partially financed the acquisition of our vessels with secured indebtedness drawn under our senior secured credit facility. We cannot assure you that we will be able to refinance amounts drawn under our senior secured credit facility at an interest rate or on terms that are acceptable to us or at all. If we are not able to refinance these amounts with the net proceeds of debt and equity offerings at an interest rate or on terms acceptable to us or at all, we will have to dedicate a portion of our cash flow from operations to pay the principal and interest of this indebtedness. If we are not able to satisfy these obligations, we may have to undertake alternative financing plans. The actual or perceived credit quality of our charterers, any defaults by them, and the market value of our fleet, among other things, may materially affect our ability to obtain alternative financing. In addition, debt service payments under our credit facility or alternative financing may limit funds otherwise available for working capital, capital expenditures, the payment of dividends and other purposes. If we are unable to meet our debt obligations, or if we otherwise default under our credit facility or an alternative financing arrangement, our lenders could declare the debt, together with accrued interest and fees, to be immediately due and payable and foreclose on our fleet, which could result in the acceleration of other indebtedness that we may have at such time and the commencement of similar foreclosure proceedings by other lenders.

We may be subject to tax on United States source income, which would reduce our earnings.

Under the United States Internal Revenue Code of 1986, or the Code, 50% of the gross shipping income of a vessel owning or chartering corporation, such as ourselves and our subsidiaries, that is attributable to transportation that begins or ends, but that does not begin and end, in the United States is characterized as United States source shipping income and as such is subject to a four percent United States federal income tax without allowance for deduction, unless that corporation qualifies for exemption from tax under Section 883 of the Code and the Treasury Regulations promulgated hereunder.

We expect that we and each of our subsidiaries will qualify for this statutory tax exemption for each of our taxable years.  However, there are factual circumstances beyond our control that could cause us to lose the benefit of this tax exemption and thereby become subject to United States federal income tax on our United States source income. For example 5% shareholders may own 50% or more of our outstanding common shares. In such a case, we would not be eligible for this statutory tax exemption unless we were able to establish that among our 5% shareholders, there are sufficient 5% shareholders that are qualified shareholders for purposes of Section 883 to preclude non-qualified 5% shareholders from owning 50% or more of our common shares for more than half the number of days during the taxable year. In order to establish this, 5% shareholders would have to provide us with certain information in order to substantiate their identity as qualified shareholders.  Certain of our 5% shareholders have agreed to provide us with this information.  However, due to the factual nature of the issues involved, we can give no assurances on our tax-exempt status or that of any of our subsidiaries in the future.

If we or our subsidiaries are not entitled to this exemption under Section 883 for any taxable year, we or our subsidiaries would be subject for those years to a four percent United States federal income tax on our U.S. source shipping income. The imposition of this taxation could have a negative effect on our business and would result in decreased earnings available for distribution to our shareholders.

U.S. tax authorities could treat us as a “passive foreign investment company”, which could have adverse U.S. federal income tax consequences to U.S. holders.

A foreign corporation will be treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of those types of “passive income.” For purposes of these tests, cash is treated as an asset that produces “passive income” and “passive income” includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income.” U.S. shareholders of a PFIC may be subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

We do not believe that we were or will be a PFIC with respect to any taxable year commencing with the 2007 taxable year. In this regard, we intend to treat the gross income we derive or are deemed to derive from our time chartering activities as services income, rather than rental income. Accordingly, we believe that our income from our time chartering activities does not constitute “passive income,” and the assets that we own and operate in connection with the production of that income do not constitute passive assets.

There is, however, no direct legal authority under the PFIC rules addressing our proposed method of operation. Accordingly, no assurance can be given that the U.S. Internal Revenue Service, or IRS, or a court of law will accept our position, and there is a risk that the IRS or a court of law could determine that we are a PFIC. Moreover, no assurance can be given that we would not constitute a PFIC for any future taxable year if there were to be changes in the nature and extent of our operations.

If the IRS were to find that we are or have been a PFIC for any taxable year beginning with the 2007 taxable year, our U.S. shareholders will face adverse U.S. tax consequences. Under the PFIC rules, unless those shareholders make an election available under the Code (which election could itself have adverse consequences for such shareholders), such shareholders would be liable to pay U.S. federal income tax at the then highest income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of our common shares, as if the excess distribution or gain had been recognized ratably over the shareholder’s holding period of our common shares.  In addition, any dividends that we pay would be taxable to a U.S. non-corporate shareholder as ordinary income rather than as "qualified dividend income," which is eligible for preferential tax rates.  Please read “Tax Considerations—United States Federal Income Taxation of U.S. Holders” in our Form 20-F for the fiscal year ended December 31, 2007 for a more comprehensive discussion of the U.S. federal income tax consequences to U.S. shareholders if we are treated as a PFIC.

Because we generate all of our revenues in dollars but incur a significant portion of our expenses in other currencies, exchange rate fluctuations could have an adverse impact on our results of operations.

We generate all of our revenues in dollars but we incur a portion of our expenses in currencies other than the dollar. This difference could lead to fluctuations in net income due to changes in the value of the dollar relative to the other currencies, in particular the Euro. Expenses incurred in foreign currencies against which the dollar falls in value can increase, decreasing our revenues. Further declines in the value of the dollar could lead to higher expenses payable by us.

Risks Related to our Common Stock

There is no guarantee that there will continue to be an active and liquid public market for you to resell our common stock in the future.

The price of our common stock may be volatile and may fluctuate due to factors such as:

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•	mergers and strategic alliances in the shipping industry;

•	market conditions in segments of the shipping industry in which we operate;

•	changes in government regulation;

•	shortfalls in our operating results from levels forecast by securities analysts;

•	announcements concerning us or our competitors; and

•	the general state of the securities market.

The drybulk and tanker industries have been highly unpredictable and volatile. The market for our common stock may be equally volatile.

The conversion of our subordinated shares into common shares could cause the market price of our common shares to decline.

Our outstanding subordinated shares will convert automatically into common shares upon expiration of the subordination period, which extends until March 31, 2012, subject to earlier conversion in specified circumstances. See “Description of Capital Stock - Dividends.” The conversion will effectively result in an increase in the number of our common shares that are outstanding and may cause the market price of our common shares to decline.

A change of control of us would end the subordination of our subordinated shares and cause any dividend arrearages on our common shares to become immediately payable, which could depress the market price of the shares.

The subordination period will end immediately and all dividend arrearages due to holders of our common shares will be payable upon a change of control of us as defined in our Amended and Restated Articles of Incorporation, which could have the effect of depressing the market price of our common shares following the change of control. If certain dividend payment tests described in “Description of Capital Stock - Dividends” are met some or all of our subordinated shares will convert into common shares.

We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law and as a result, shareholders may have fewer rights and protections under Marshall Islands law than under a typical jurisdiction in the United States.

Our corporate affairs are governed by our Amended and Restated Articles of Incorporation and by-laws and by the Marshall Islands Business Corporations Act, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain United States jurisdictions. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our public shareholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction.

It may not be possible for investors to enforce U.S. judgments against us.

We and all of our subsidiaries are incorporated in jurisdictions outside the U.S. and substantially all of our assets and those of our subsidiaries are located outside the U.S. In addition, most of our directors and officers are non-residents of the U.S., and all or a substantial portion of the assets of these non-residents are located outside the U.S. As a result, it may be difficult or impossible for U.S. investors to serve process within the U.S. upon us, our subsidiaries or our directors and officers or to enforce a judgment against us for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries are located (1) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon the civil liability provisions of applicable U.S. federal and state securities laws or (2) would enforce, in original actions, liabilities against us or our subsidiaries based on those laws.

Anti-takeover provisions in our organizational documents could make it difficult for our shareholders to replace or remove our current board of directors or have the effect of discouraging, delaying or preventing a merger or acquisition, which could adversely affect the market price of our common shares.

Several provisions of our Amended and Restated Articles of Incorporation and bylaws could make it difficult for our shareholders to change the composition of our board of directors in any one year, preventing them from changing the composition of management. In addition, the same provisions may discourage, delay or prevent a merger or acquisition that shareholders may consider favorable.

These provisions include:

•	authorizing our board of directors to issue “blank check” preferred stock without shareholder approval;

•	providing for a classified board of directors with staggered, three year terms;

•	prohibiting cumulative voting in the election of directors;

•
authorizing the removal of directors only for cause and only upon the affirmative vote of the holders of a two-thirds majority of the outstanding shares of our common and subordinated shares, voting as a single class, entitled to vote for the directors;

•	limiting the persons who may call special meetings of shareholders;

•	establishing advance notice requirements for election to our board of directors or proposing matters that can be acted on by shareholders at shareholder meetings; and

•	limiting our ability to enter into business combination transactions with certain shareholders.

In addition, we have adopted a stockholders rights agreement pursuant to which our board of directors may cause the substantial dilution of the holdings of any person that attempts to acquire us without the approval of our board of directors.

These anti-takeover provisions could substantially impede the ability of public shareholders to benefit from a change in control and, as a result, may adversely affect the market price of our common shares and your ability to realize any potential change of control premium.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, repayment of indebtedness, working capital, to make vessel acquisitions and for general corporate purposes.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Our disclosure and analysis in this prospectus concerning our operations, cash flows and financial condition, including, in particular, the likelihood of our success in developing and expanding our business, include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “may,” “should,” and similar expressions are forward-looking statements.

All statements in this prospectus that are not statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as:

•	our future operating or financial results;

•	economic and political conditions;

•	our pending acquisitions, our business strategy and expected capital spending or operating expenses, including dry-docking and insurance costs;

•	competition in the seaborne transportation industry;

•	statements about seaborne transportation trends, including charter rates and factors affecting supply and demand;

•	our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities; and

•	our expectations of the availability of vessels to purchase, the time that it may take to construct new vessels, or vessels’ useful lives.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in the “Risk Factors” section of this prospectus. Any of these factors or a combination of these factors could materially affect future results of operations and the ultimate accuracy of the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following:

•	changes in law, governmental rules and regulations, or actions taken by regulatory authorities;

•	changes in economic and competitive conditions affecting our business;

•	potential liability from future litigation;

•	length and number of off-hire periods and dependence on third-party managers; and

•	other factors discussed in the “Risk Factors” section of this prospectus.

You should not place undue reliance on forward-looking statements contained in this prospectus, because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus are qualified in their entirety by the cautionary statements contained in this prospectus. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements.

Except to the extent required by applicable law or regulation, we undertake no obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited ratio of earnings to fixed charges for the period from September 11, 2006 (date of inception) to December 31, 2006 and for the year ended December 31,  2007(1).

	2006	2007
In thousands of U.S. dollars Earnings
Net Income (loss)	$(105)	$8,155
Add: Fixed charges	-	5,409
Total Earnings	$(105)	$13,564
Fixed Charges
Interest expense	-	4,250
Amortization and write-off of capitalized expenses relating to indebtedness	-	1,159
Total Fixed Charges	$-	$5,409

Ratio of Earnings to Fixed Charges	n/a	2.51	x

(1) We have not issued any preferred stock as of the date of this prospectus.

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For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net income plus interest expense and amortization and write-off of capitalized expenses relating to indebtedness. Fixed charges consist of interest expense and amortization and write-off of capitalized expenses relating to indebtedness.

CAPITALIZATION

A prospectus supplement will include information on the Company's consolidated capitalization.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us to deliver common stock to a broker-dealer, who will then resell or transfer the common stock under this prospectus.

We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our common stock by broker-dealers;

•	sell shares of common stock short themselves and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver shares of common stock to a broker-dealer, who will then resell or transfer the shares under this prospectus; or

•	loan or pledge shares of common stock to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Company or borrowed from the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Global Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities being registered under this Registration Statement.

As a result of requirements of the Financial Industry Regulatory Authority (FINRA), formerly the National Association of Securities Dealers, Inc., or NASD, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

ENFORCEMENT OF CIVIL LIABILITIES

    OceanFreight Inc. is a Marshall Islands company and our executive offices are located outside of the U.S. in Athens, Greece. A majority of our directors, officers and the experts named in the prospectus reside outside the U.S. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the U.S. As a result, you may have difficulty serving legal process within the U.S. upon us or any of these persons. You may also have difficulty enforcing, both in and outside the U.S., judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

    Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our amended and restated articles of incorporation and bylaws.  We refer you to our amended and restated articles of incorporation and bylaws, copies of which have been filed as exhibits to our registration statement filed in connection with our initial public offering and incorporated by reference herein.

Purpose

Our purpose, as stated in our Amended and Restated Articles of Incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Business Corporations Act of the Marshall Islands, or the BCA. Our Amended and Restated Articles of Incorporation and bylaws do not impose any limitations on the ownership rights of our shareholders.

Authorized Capitalization

Under our Amended and Restated Articles of Incorporation, our authorized capital stock consists of 95,000,000 common shares (referred to in our Amended and Restated Articles of Incorporation as the Common Shares), par value $0.01 per share, of which 12,459,343 shares are issued and outstanding; 10,000,000 subordinated shares (referred to in our Amended and Restated Articles of Incorporation as Subordinated Shares), par value $0.01 per share, of which 2,085,150 shares are issued and outstanding, and 5,000,000 preferred shares (referred to in our Amended and Restated Articles of Incorporation as the Preferred Shares), par value $0.01 per share, of which no shares are issued and outstanding.

Share History

On September 26, 2006, we issued 1,000 common shares to Basset Holdings Inc., a company controlled by Mr. Antonis Kandylidis, our Chief Executive Officer/interim Chief Financial Officer. Under our Amended and Restated Articles of Incorporation, these shares were converted into 1,000 subordinated shares. On April 3, 2007, we declared, effective April 5, 2007, a stock split, in the form of a share dividend, in the ratio of 1,999:1 on our subordinated shares.

On April 30, 2007, we completed our initial public offering of 12,362,500 common shares, including shares sold pursuant to the exercise of the underwriters’ over-allotment option, the net proceeds of which amounted to $216.8 million.

In May 2007, in connection with employment agreements entered into with two former executive officers, we issued, subject to applicable vesting periods, 31,579 restricted common shares and 63,158 restricted subordinated shares to our former Chief Financial Officer and former Chief Executive Officer, respectively.  On November 30, 2007, following the departure of the Chief Executive Officer and the Chief Financial Officer from the Company, the Company’s Board of Directors compensated the former Chief Executive Officer with 21,053 restricted subordinated shares that had already been vested and the former Chief Financial Officer with 23,685 restricted common shares of which 15,790 were scheduled to vest on January 2, 2008 and 7,895 which were scheduled to vest on April 30, 2008.  The remaining 42,105 restricted subordinated shares and 7,894 common restricted shares, initially granted to the former Chief Executive Officer and Chief Financial Officer, respectively, were cancelled on February 12, 2008.  In April, 2008, we issued to the former Chief Executive Officer 21,053 common shares in exchange for 21,053 restricted subordinated shares, plus an additional 52,105 common shares pursuant to the April 7, 2008 settlement agreement.  See “Recent Developments” on p. 5 of this prospectus.

In March 2008, we issued 5,150 restricted subordinated shares to a company controlled by our Chief Operating Officer.  In March 2008, we also issued 80,000 restricted subordinated shares to a company controlled by our Chief Executive Officer/interim Chief Financial Officer, subject to contractual restrictions including applicable vesting periods.

Common Shares

Under our Amended and Restated Articles of Incorporation, during the subordination period, we may not pay dividends to the holders of our subordinated shares unless we have paid the holders of our common shares dividends per quarter in specified amounts. For purposes of determining the extent to which our subordinated shares are subordinated, our common shares will accrue arrearages during the subordination period. No interest will accrue on dividend arrearages. Please read below under “—Subordinated Shares.”

Subordinated Shares

Under our Amended and Restated Articles of Incorporation, during the subordination period, our subordinated shares may not receive any dividends until after our common shares have received a quarterly dividend of $0.5125 per share from our operating surplus (as defined below), which we call our base dividend, and any arrearages from prior quarters. Our subordinated shares will not accrue arrearages. Our subordinated shares will convert to common shares on a one-for-one basis after the expiration of the subordination period as discussed below under “—Subordination Period.” Except as described below with respect to the payment of dividends, voting rights and the right of subordinated shares to be converted into common shares, our common shares and subordinated shares are identical with respect to their rights and privileges.

Dividends

While we cannot assure you that we will do so, and subject to the limitations discussed below, we currently intend to declare and pay regular cash dividends on a quarterly basis from our operating surplus, in amounts substantially equal to our available cash from operations in the previous quarter, less any cash reserves for dry-dockings and working capital, as our board of directors may determine. However, we may have to make provisions for vessel acquisitions and other liabilities that would reduce or eliminate the cash available for distribution as dividends.  We paid a partial dividend in the amount of $0.39 per share to shareholders in August 2007 in respect of the second quarter of 2007, a dividend in the amount of $0.5125 per share to shareholders in November 2007 in respect of the third quarter of 2007 and a dividend in the amount of $0.77 per share to shareholders in February 2008 in respect of the fourth quarter of 2007.

Declaration and payment of any dividend is subject to the discretion of our board of directors. The timing and amount of dividend payments will be dependent upon our earnings, financial condition, cash requirements and availability, restrictions in our credit agreements, the provisions of Marshall Islands law affecting the payment of distributions to shareholders and other factors. The payment of dividends is not guaranteed or assured, and may be discontinued at any time at the discretion of our Board of Directors. Because we are a holding company with no material assets other than the stock of our subsidiaries, our ability to pay dividends will depend on the earnings and cash flow of our subsidiaries and their ability to pay dividends to us. If there is a substantial decline in the charter market, our earnings would be negatively affected thus limiting our ability to pay dividends. Marshall Islands law generally prohibits the payment of dividends other than from our operating surplus or while a company is insolvent or would be rendered insolvent upon the payment thereof; but in case there is no such surplus, dividends may be declared or paid out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year.

Until the subordination period ends, all dividends paid to shareholders will be treated as either a dividend from operating surplus or a liquidating dividend. Our board of directors will treat all dividends as coming from operating surplus until the sum of all dividends paid since the closing of our initial public offering equals the amount of operating surplus as of the most recent date of determination. Our undistributed operating surplus at any point in time will be our operating surplus accumulated since the closing of our initial public offering less all dividends from operating surplus paid since the closing of this offering. We will treat dividends paid from any amount in excess of our operating surplus as liquidating dividends.

We will pay dividends on our common shares and subordinated shares from operating surplus, if any, for any quarter during the subordination period, in the following manner:

•	first, 100% to all common shares, pro rata, until they receive $0.5125 per share;

•	second, 100% to all common shares, pro rata, until they have received any unpaid arrearages in the $0.5125 per share base dividend for prior quarters;

•	third, 100% to all subordinated shares, pro rata, until they have received $0.5125 per share; and

•	after that, 100% to all common shares and subordinated shares, pro rata, as if they were a single class.

Our subordinated shares will not be entitled to any arrearages. Liquidating dividends will be paid equally with respect to each common share and subordinated shares. We do not expect to pay liquidating dividends.

If our quarterly cash dividend from operating surplus exceeds specified target dividend levels beginning with $0.57 per common and subordinated share, our dividend participation rights will have the right to receive payment in respect of incremental dividends based on specified sharing ratios. Please read “Management—Dividend Participation Rights” for more detailed information concerning our dividend participation rights.

Operating Surplus

Operating surplus means the greater of zero and the amount equal to:

•	$5.0 million (which may be increased to $10.0 million as described below); plus

•
all of our cash receipts after the completion of our initial public offering, excluding cash receipts from (1) borrowings, (2) sales of equity and debt securities, (3) capital contributions, (4) corporate reorganizations or restructurings, (5) the termination of interest rate swap agreements, (6) sales or other dispositions of vessels (except to the extent the proceeds from such dispositions exceed the initial purchase price or contributed value of the vessel subject to the disposition, which excess amount shall be treated as operating surplus) and (7) sales or other dispositions of other assets other than in the normal course of business; plus

•
interest paid on debt incurred and cash dividends paid on equity securities issued by us, in each case, to finance all or any portion of the construction, replacement or improvement of a capital asset such as vessels during the period from such financing until the earlier to occur of the date the capital asset is put into service or the date that it is abandoned or disposed of; plus

•
interest paid on debt incurred and cash dividends paid on our equity securities issued by us, in each case, to pay the construction period interest on debt incurred, or to pay construction period dividends on our equity issued, to finance the construction projects described in the immediately preceding bullet; less

•
all of our cash expenditures after the completion of our initial public offering, including, but not limited to operating expenses, interest payments and taxes, but not (1) the repayment of borrowings, (2) the repurchase of debt and equity securities, (3) interest rate swap termination costs, (4) expenses and taxes related to borrowings, sales of equity and debt securities, capital contributions, corporate reorganizations or restructurings, the termination of interest rate swap agreements, sales or other dispositions of vessels, and sales or dispositions of other assets other than in the normal course of business, (5) capital expenditures and (6) payment of dividends, such expenditures are hereinafter referred to as Operating Expenditures; less

•
cash capital expenditures incurred after the completion of our initial public offering to maintain our vessels and other assets including dry-docking, replacement of equipment on the vessels, repairs and similar expenditures, but excluding capital expenditures for or related to the acquisition of additional vessels, and including capital expenditures for replacement of a vessel as a result of damage or loss prior to normal retirement, net of any insurance proceeds, warranty payments or similar property not treated as cash receipts for this purpose, such capital expenditures are hereinafter referred to as Maintenance Capital Expenditures; less

•	the amount of cash reserves established by our board of directors for future (1) Operating Expenditures and (2) Maintenance Capital Expenditures.

The $5.0 million amount in the first bullet point above may be increased by our board of directors to $10.0 million only if our board determines such increase is necessary to allow it to pay all or part of the base dividend on our common shares. The $5.0 million amount cannot be increased in any period in which a dividend on subordinated shares is paid.

As described above, our operating surplus, for determining whether we are paying ordinary dividends or liquidating dividends, does not reflect only cash on hand that is generated from our operations. For example, it includes a provision that will enable us to pay, under circumstances described above, a dividend from our operating surplus of up to $10.0 million of cash we receive from non-operating sources, such as asset sales, issuances of securities and borrowings. In addition, the effect of including, as described above, certain dividends on equity securities or interest payments on debt, related to the construction, replacement or improvement of an asset in operating surplus would be to increase our operating surplus by the amount of any such dividends or interest payments. As a result, we may also pay dividends from our operating surplus up to the amount of any such dividends or interest payments from cash we receive from non-operating sources.

Our Amended and Restated Articles of Incorporation provide that the construction or application of the definition of operating surplus may be adjusted in the case of any particular transaction or matter or type of transaction or matter if our board of directors, with the concurrence of our audit committee, is of the opinion that the adjustment is necessary or appropriate to further the overall purpose and intent of the definition of operating surplus.

Liquidating Dividends

In general, liquidating dividends will only be generated from:

•	borrowings;

•	sales of debt and equity securities;

•
sales or other dispositions of vessels (except to the extent the proceeds from such dispositions are treated as operating surplus in accordance with clause (6) of the second bullet point under “—Operating Surplus” above); and

•	sales or other dispositions of other assets, other than assets sold in the ordinary course of business.

We do not expect to pay liquidating dividends.

Common Share Arrearages

In general, to the extent that during the subordination period our common shares do not receive dividends from operating surplus each quarter in an amount at least equal to the base dividend, a common share arrearage will accrue in the amount of the shortfall. If we issue common shares when any common share arrearage exists, then the aggregate amount of the common share arrearage after the issuance shall be the same as the aggregate common share arrearage before the issuance.

Adjustment of Base Dividend Amounts

The base dividend amounts are subject to downward adjustment in the case of liquidating dividends. The base dividend amounts will be reduced in the same proportion that the liquidating dividend had to the fair market value of the common shares prior to the payment of the liquidating dividend. So long as the common shares are publicly traded on a national securities exchange or market, that price will be the average closing sale price on each of the five trading days before the dividend date. If the shares are not publicly traded, the price will be determined by our board of directors.

In addition to the adjustment for liquidating dividends, if we combine our shares into fewer shares or subdivide our shares into a greater number of shares, we will proportionately adjust the base dividend levels.

Subordination Period

The subordination period commenced upon the completion of our initial public offering. Our subordinated shares will convert into common shares on a one-for-one basis if each of the following tests is met on the schedule specified below:

(1)	we have paid quarterly dividends in an amount at least equal to $0.5125 per share on both our common and subordinated shares for the immediately preceding four-quarter period;

(2)
operating surplus available to pay the dividends during the four-quarter period referred to above equaled on a quarterly basis at least $0.5125 per share on all of our outstanding common and subordinated shares on a fully diluted basis during that period; and

(3)	there are no unpaid arrearages in payment of the quarterly dividend on our common shares.

We refer to the tests set forth in sub-paragraphs (1) through (3) above as the “Basic Conversion Tests.”  Our subordinated shares will convert into common shares on a one-for-one basis on the following schedule:

(i)
The first day after March 31, 2010 on which the Basic Conversion Tests are met, 25% of the subordinated shares outstanding immediately after our initial public offering shall convert into common shares on a one-for-one basis (the “First Early Conversion”).

(ii)
The first day after March 31, 2011 on which the Basic Conversion Tests are met, 25% of the subordinated shares outstanding immediately after our initial public offering shall convert into common shares on a one-for-one basis (the “Second Early Conversion”); however, the Second Early Conversion will not occur prior to the first anniversary of the First Early Conversion.

(iii)	The first day after March 31, 2012 on which the Basic Conversion Tests are met, all outstanding subordinated shares shall convert in common shares on a one-for-one basis.

Contingent Conversion of Subordinated Shares to Common Shares

Provided that the Basic Conversion Tests are met:

•
In addition to any subordinated shares converted into common shares in the First Early Conversion or the Second Early Conversion, 25% of the subordinated shares outstanding immediately after our initial public offering shall convert into common shares on a one-for-one basis if we have paid quarterly dividends in an amount at least equal to $0.57 per share on the common shares and subordinated shares for any consecutive three-quarter period (the “First Contingent Conversion”).

•
In addition to any subordinated shares converted into common shares in the First Early Conversion, the Second Early Conversion or the First Contingent Conversion, an additional 25% (or 50% if the First Contingent Conversion has not occurred) of the subordinated shares outstanding immediately after our initial public offering shall convert into common shares on a one-for-one basis if we have paid quarterly dividends in an amount at least equal to $0.63 per share on the common shares and subordinated shares for any consecutive three-quarter period (the “Second Contingent Conversion.”)

•
The subordination period will terminate automatically and all outstanding subordinated shares will convert into common shares on a one-for-one basis if we have paid quarterly dividends in an amount at least equal to $0.77 per share (approximately 150% of the base dividend) on both the common shares and subordinated shares for any consecutive three-quarter period (the “Full Contingent Conversion”).

However, none of the First Contingent Conversion, the Second Contingent Conversion or the Full Contingent Conversion will occur prior to the first anniversary of this offering.

Notwithstanding the above, the subordination period will end immediately and all dividend arrearages due to holders of our common shares will become immediately payable upon a change of control of us.

The term "change of control" means the occurrence of any of the following:

•
the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets, other than a disposition to any of our affiliates;

•	the adoption by our board of directors of a plan of liquidation or dissolution of us;

•
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), other than any of our affiliates (excluding persons that may be deemed affiliates solely by virtue of their stock ownership) becomes the beneficial owner, directly or indirectly, of more than 35% of our voting shares, measured by voting power rather than number of shares;

•
we consolidate with, or merge with or into, any person (other than any of our affiliates), or any such person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of the outstanding common or subordinated shares are converted into or exchanged for cash, securities or other property, or receive a payment of cash, securities or other property, other than any such transaction where our common or subordinated shares that are outstanding immediately prior to such transaction are converted into or exchanged for voting stock of the surviving person constituting a majority of the outstanding shares of such voting stock of such surviving person immediately after giving effect to such issuance; and

•	the first day on which a majority of the members of our board of directors are not continuing directors.

The term "continuing directors" means, as of any date of determination, any member of our board of directors who:

•	was a member of our board of directors on the date immediately after the completion of this offering; or

•
was nominated for election or elected to our board of directors with the approval of a majority of the directors then in office who were either directors immediately after the completion of this offering or whose nomination or election was previously so approved.

Voting

Generally, Marshall Islands law provides that the holders of the common and subordinated shares are entitled to a separate class vote on any proposed amendment to our Amended and Restated Articles of Incorporation that would change the aggregate number of authorized shares or the par value of that class of common shares or alter or change the powers, preferences or special rights of that class so as to affect it adversely.

Except as otherwise provided by law, each of the common and subordinated shares will have one vote and will vote as a single class except that (i) any amendment to the Amended and Restated Articles of Incorporation, including those made pursuant to the terms of any merger, consolidation or similar transaction, that would increase or decrease the aggregate number of authorized common shares, increase or decrease the par value of the common shares, or alter or change the powers, preferences or rights of the common shares so as to affect them adversely, must be approved by the holders of not less than a majority of the common shares and (ii) any amendment to the Amended and Restated Articles of Incorporation, including those made pursuant to the terms of any merger, consolidation or similar transaction, that would increase or decrease the aggregate number of authorized subordinated shares, increase or decrease the par value of the subordinated shares, or alter or change the powers, preferences or rights of the subordinated shares so as to affect them adversely, must be approved by the holders of not less than a majority of the subordinated shares. Our directors shall be elected by a plurality vote of the common and subordinated shares, voting as a single class. A majority of the common and subordinated shares in the aggregate shall constitute a quorum.  Any preferred shares shall have whatever voting rights are provided on their issuance.

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to any holders of preferred shares having liquidation preferences, the holders of all classes of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of all classes of common shares do not have conversion, redemption or pre-emptive rights to subscribe to any of our securities. The powers, preferences and rights of holders of all classes of our common shares are subject to the rights of the holders of any preferred shares that we may issue in the future.

Blank Check Preferred Stock

Our Amended and Restated Articles of Incorporation authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and

•	the voting rights, if any, of the holders of the series.

Other Matters

Our Amended and Restated Articles of Incorporation and By-laws.  Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act, or BCA. Our Amended and Restated Articles of Incorporation and by-laws do not impose any limitations on the ownership rights of our shareholders.

Under our by-laws, annual shareholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called by the Board of Directors, or by the Chairman, or by our President. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting.

Directors.    Our directors are elected by a plurality of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote in the election. There is no provision for cumulative voting.

The board of directors may change the number of directors only by a vote of at least 66 2/3% of the entire board. Each director shall be elected to serve until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. The board of directors has the authority to fix the amounts which shall be payable to the members of our board of directors for attendance at any meeting or for services rendered to us.

Dissenters’ Rights of Appraisal and Payment.  Under the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any further amendment of the articles, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the circuit court in the judicial circuit in the Marshall Islands in which our Marshall Islands office is situated. The value of the shares of the dissenting shareholder is fixed by the court after reference, if the court so elects, to the recommendations of a court-appointed appraiser.

Shareholders’ Derivative Actions.  Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common shares both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Anti-takeover Provisions of our Charter Documents.  Several provisions of our Amended and Restated Articles of Incorporation and by-laws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Blank Check Preferred Stock

Under the terms of our Amended and Restated Articles of Incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 5,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Classified Board of Directors

Our Amended and Restated Articles of Incorporation provide for a board of directors serving staggered, three-year terms. Approximately one-third of our board of directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay shareholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

Election and Removal of Directors

Our Amended and Restated Articles of Incorporation and by-laws prohibit cumulative voting in the election of directors. Our by-laws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our Amended and Restated Articles of Incorporation and by-laws also provide that our directors may be removed only for cause and only upon the affirmative vote of the holders of at least 66 2/3% of the outstanding common shares and subordinated shares entitled to vote for those directors considered for this purpose as one class. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Shareholders

Our by-laws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our Amended and Restated Articles of Incorporation and our by-laws provide that only our Board of Directors, or our Chairman, or our President may call special meetings of our shareholders and the business transacted at the special meeting is limited to the purposes stated in the notice.

Business Combinations

Although the BCA does not contain specific provisions regarding “business combinations” between corporations organized under the laws of the Republic of Marshall Islands and “interested shareholders,” we have included these provisions in our Amended and Restated Articles of Incorporation. Our Amended and Restated Articles of Incorporation contain provisions which prohibit us from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless:

•
prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•
upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced;

•
at or subsequent to the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder; and

•	the shareholder became an interested shareholder prior to the consummation of the initial public offering.

For purposes of these provisions, a “business combination” includes mergers, consolidations, exchanges, asset sales, leases and other transactions resulting in a financial benefit to the interested shareholder and an “interested shareholder” is any person or entity that beneficially owns 20% or more of our outstanding voting stock and any person or entity affiliated with or controlling or controlled by that person or entity.

DESCRIPTION OF PREFERRED SHARES

Under the terms of our articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 5,000,000 shares of blank check preferred stock.  Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.  The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement.  Our board of directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares are authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation.  Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights that could adversely affect the holders of our ordinary shares or make it more difficult to effect a change in control.  Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders.  In addition, our preferred shares could be issued with voting, conversion and other rights and preferences which would adversely affect the voting power and other rights of holders of our ordinary shares.  The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  These indentures will be filed either as exhibits to an amendment to this Registration Statement or a prospectus supplement, or as an exhibit to a Securities Exchange Act of 1934, or Exchange Act, report that will be incorporated by reference to the Registration Statement or a prospectus supplement.  We will refer to any or all of these reports as “subsequent filings”.  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures”.  Each indenture will be subject to and governed by the Trust Indenture Act.  The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

Certain of our subsidiaries may guarantee the debt securities we offer.  Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries.  The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax consideration as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture.

General

Neither indenture limits the amount of debt securities which may be issued, and each indenture provides that debt securities may be issued up to the aggregate principal amount from time to time.  The debt securities may be issued in one or more series.  The senior debt securities will be unsecured and will rank on parity with all of our other unsecured and unsubordinated indebtedness.  Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness of debt securities will be described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•
if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

•
the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

•	the applicability of any guarantees.

Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee.  Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof.  No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount.  United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under a senior debt indenture.  These senior debt securities would rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture.  Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•
the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

•	but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class.  But no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;
(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent.  Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable.  Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture.  Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity.  Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.  This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders.  This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Subsidiary Guarantees

Certain of our subsidiaries may guarantee the debt securities we offer.  In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement.  Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository.  In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities.  Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security.  Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions.  Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee.  Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form.  The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture.  Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository.  We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•
the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds securities that its participating institutions deposit with DTC.  DTC also facilitates the settlement among participating institutions of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participating institutions’ accounts, thereby eliminating the need for physical movement of securities certificates.  Direct participating institutions include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participating institutions and by the New York

 Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a direct participating institution, either directly or indirectly. The rules applicable to DTC and its participating institutions are on file with the Commission.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co.  The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the debt securities.  DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners.  The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities.  Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date.  The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co.  If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time.  Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository.  In that event, debt security certificates will be printed and delivered as described above.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities.  The applicable prospectus supplement will describe:

•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee		$8,000
Blue sky fees and expenses	$		*
Printing and engraving expenses	$		*
Legal fees and expenses	$		*
Rating agency fees	$		*
Accounting fees and expenses	$		*
Indenture trustee fees and expenses	$		*
Transfer agent and registrar	$		*
Miscellaneous	$		*

Total	$		*

* To be provided by a prospectus supplement or as an exhibit to Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of U.S. and Marshall Islands law.

EXPERTS

The consolidated financial statements of OceanFreight Inc. appearing in OceanFreight Inc.’s Annual Report on Form 20-F for the year ended December 31, 2007, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Commission.  This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the Commission.  You may read and copy any document that we file and obtain copies at prescribed rates from the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330.  The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  Further information about our company is available on our website at http://www.oceanfreightinc.com.  The information on our website shall not be incorporated into this prospectus.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934:

•
Annual Report on Form 20-F for the year ended December 31, 2007, filed with the Commission on March 7, 2008, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.;

•
The description of our securities contained in our Registration Statement on Form F-1, (File No. 333- 141958) as amended, filed with the SEC on April 18, 2007 and any amendment or report filed for the purpose of updating that description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain Reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not, and any underwriters have not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

OceanFreight Inc.
Attn: Antonis Kandylidis
80 Kifissias Avenue
Amaroussion GR 151 25
(011) (30) 210 614 0283

Information Provided by the Company

We will furnish holders of our common stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a

“foreign private issuer,” we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq Global Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Securities Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Securities Exchange Act relating to short swing profit reporting and liability.

Commission Position on Indemnification for Securities Act Liabilities

Please see the end of Item 8 below for a statement of the Commission’s position on indemnification for Securities Act Liabilities.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

(1)	The Amended and Restated Articles of Incorporation of the Registrant provide as follows:

(a)
The Corporation shall indemnify, to the full extent permitted by law, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to be the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)
The Corporation shall indemnify, to the full extent permitted by law, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was properly brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court having proper jurisdiction shall deem proper.

(c)
To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections (a) or (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(d)
Any indemnification under sections (a) or (b) above (unless ordered by a court having proper jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(i)	by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

(ii)	if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(iii)	by the shareholders.

(e)
Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section.

(f)
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article M shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)
The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

(h)
For purposes of this section, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i)
For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this section.

(j)
The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:

Indemnification of directors and officers.

(1)
Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2)
Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)
When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4)	Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)
Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)
Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)
Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Commission Position on Indemnification for Securities Act Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(a) Pursuant to Rule 415 of the Securities Act,

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included is to contained in reports filed with or furnished to the Commission that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of this Registration Statement,

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 under the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this Registration Statement for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) – (d) Not applicable

(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f) – (i) Not applicable

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on May 1, 2008.

OCEANFREIGHT INC.

/s/ ANTONIS KANDYLIDIS
By:	Antonis Kandylidis
Title:	Chief Executive Officer/interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonis Kandylidis, Michael Gregos, Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on May 1, 2008 in the capacities indicated.

Signature	Title	Date

/s/Antonis Kandylidis	Director, President, Chief	May 1, 2008
Antonis Kandylidis	Executive Officer and interim Financial Officer
(Principal Executive Officer and
Principal Financial Officer)

/s/ John Liveris	Chairman and Director	May 1, 2008
John Liveris

/s/ Harold G. Kerames	Director	May 1, 2008
Harold G. Kerames

/s/ Konstandinos Kandylidis	Director	May 1, 2008
Konstandinos Kandylidis

/s/ Stephen Souras	Director	May 1, 2008
Stephen Souras

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on May 1, 2008.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director
Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on May 1, 2008.

OCEANSHIP OWNERS LIMITED

/s/ Ioannis Cleanthous
Name: Ioannis Cleanthous
Title: Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonis Kandylidis, Michael Gregos, Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on May 1, 2008 in the capacities indicated.

Signature	Title	Date

/s/ Ioannis Cleanthous	Sole Director	May 1, 2008
Ioannis Cleanthous

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on May 1, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on May 1, 2008.

OCEANSHIP OWNERS LIMITED

/s/ Ioannis Cleanthous
Name: Ioannis Cleanthous
Title: Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonis Kandylidis, Michael Gregos, Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on May 1, 2008 in the capacities indicated.

Signature	Title	Date

/s/ Ioannis Cleanthous	Sole Director	May 1, 2008
Ioannis Cleanthous

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on May 1, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on May 1, 2008..

OCEANSHIP OWNERS LIMITED

/s/ Ioannis Cleanthous
Name: Ioannis Cleanthous
Title: Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonis Kandylidis, Michael Gregos, Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on May 1, 2008 in the capacities indicated.

Signature	Title	Date

/s/ Ioannis Cleanthous	Sole Director	May 1, 2008
Ioannis Cleanthous

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on May 1, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on May 1, 2008.

OCEANRESOURCES OWNERS LIMITED

/s/ Ioannis Cleanthous
Name: Ioannis Cleanthous
Title: Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonis Kandylidis, Michael Gregos, Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on May 1, 2008 in the capacities indicated.

Signature	Title	Date

/s/ Ioannis Cleanthous	Sole Director	May 1, 2008
Ioannis Cleanthous

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on May 1, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on May 1, 2008.

OCEANSTRENGTH OWNERS LIMITED

/s/ Ioannis Cleanthous
Name: Ioannis Cleanthous
Title: Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonis Kandylidis, Michael Gregos, Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on May 1, 2008 in the capacities indicated.

Signature	Title	Date

/s/ Ioannis Cleanthous	Sole Director	May 1, 2008
Ioannis Cleanthous

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on May 1, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on May 1, 2008.

OCEANENERGY OWNERS LIMITED

/s/ Ioannis Cleanthous
Name: Ioannis Cleanthous
Title: Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonis Kandylidis, Michael Gregos, Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on May 1, 2008 in the capacities indicated.

Signature	Title	Date

/s/ Ioannis Cleanthous	Sole Director	May 1, 2008
Ioannis Cleanthous

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on May 1, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on May 1, 2008.

OCEANTRADE OWNERS LIMITED

/s/ Ioannis Cleanthous
Name: Ioannis Cleanthous
Title: Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonis Kandylidis, Michael Gregos, Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on May 1, 2008 in the capacities indicated.

Signature	Title	Date

/s/ Ioannis Cleanthous	Sole Director	May 1, 2008
Ioannis Cleanthous

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on May 1, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on May 1, 2008.

OCEANPRIME OWNERS LIMITED

/s/ Ioannis Cleanthous
Name: Ioannis Cleanthous
Title: Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonis Kandylidis, Michael Gregos, Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on May 1, 2008 in the capacities indicated.

Signature	Title	Date

/s/ Ioannis Cleanthous	Sole Director	May 1, 2008
Ioannis Cleanthous

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on May 1, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on May 1, 2008.

OCEANCLARITY OWNERS LIMITED

/s/ Ioannis Cleanthous
Name: Ioannis Cleanthous
Title: Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonis Kandylidis, Michael Gregos, Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on May 1, 2008 in the capacities indicated.

Signature	Title	Date

/s/ Ioannis Cleanthous	Sole Director	May 1, 2008
Ioannis Cleanthous

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on May 1, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on May 1, 2008.

KIFISSIA STAR OWNERS INC.

/s/ Ioannis Cleanthous
Name: Ioannis Cleanthous
Title: Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonis Kandylidis, Michael Gregos, Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on May 1, 2008 in the capacities indicated.

Signature	Title	Date

/s/ Ioannis Cleanthous	Sole Director	May 1, 2008
Ioannis Cleanthous

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on May 1, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on May 1, 2008.

OCEANFIGHTER OWNERS INC.

/s/ Ioannis Cleanthous
Name: Ioannis Cleanthous
Title: Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Antonis Kandylidis, Michael Gregos, Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on May 1, 2008 in the capacities indicated.

Signature	Title	Date

/s/ Ioannis Cleanthous	Sole Director	May 1, 2008
Ioannis Cleanthous

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on May 1, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director Authorized Representative in the United States

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement (for equity securities)*

1.2	Underwriting Agreement (for debt securities)*

3.1	Amended and Restated Articles of Incorporation of OceanFreight Inc.**

3.2	Amended and Restated By-laws of OceanFreight Inc.***

4.1	Form of Common Stock Certificate****

4.2	Preferred Share Certificate*

4.3	Form of Debt Securities Indenture

4.4	Form of warrant agreement*

4.5	Form of purchase contract*

4.6	Form of unit agreement*

5.1
Form of Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to the Company as to the validity of the common shares, preferred shares, debt securities, warrants, purchase contracts and units

8.1	Form of Opinion of Seward & Kissel LLP, with respect to certain tax matters

23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained in signature page)

25.1	T-1 Statement of Eligibility (senior indenture)*

25.2	T-1 Statement of Eligibility (subordinated indenture)*

*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement.

**	Incorporated herein by reference to Exhibit 3.1 to the Registration Statement of OceanFreight Inc. on Form F-1, Registration No. 333-141958 filed with the SEC on April 9, 2007.

***	Incorporated herein by reference to Exhibit 3.2 to the Registration Statement of OceanFreight Inc. on Form F-1/A, Registration No. 333-141958 filed with the SEC on April 18, 2007.

****	Incorporated herein by reference to Exhibit 4.1 to the Registration Statement of OceanFreight Inc. on Form F-1, Registration No. 333-141958 filed with the SEC on April 18, 2007.

*****	Incorporated herein by reference to Exhibit 8.1 to the Annual Report on Form 20-F of OceanFreight Inc. filed with the SEC on March 7, 2008.

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